SECOND AMENDED AND RESTATED
                 REVOLVING CREDIT AND TERM LOAN AGREEMENT



         THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "Agreement") dated as of January 6, 1995 by and among AARON RENTS, INC., a Georgia corporation (the "Company"), FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association ("First Union"), TRUST COMPANY BANK, a Georgia banking corporation ("TCB"), and BANK OF AMERICA ILLINOIS, an Illinois banking corporation ("Bank of America") (collectively, the "Banks" and individually, a "Bank"), and TRUST COMPANY BANK, as agent for the Banks (in such capacity, including its successors, the "Agent");

                           W I T N E S S E T H:

         WHEREAS, the Company, First Union and TCB, individually and as Agent, are parties to an Amended and Restated Revolving
Credit and Term Loan Agreement, dated as of May 27, 1992, as thereafter amended (the "1992 Credit Agreement");

         WHEREAS, it is the intention of the parties that Bank of America become a party thereto for an additional commitment of $15,000,000 and that Trust Company Bank establish a $3,000,000 cash management line of credit for the Company thereunder;

         WHEREAS, the Company and the Banks desire to amend and restate the 1992 Credit Agreement to set forth more accurately herein their mutual understanding; and

         WHEREAS, the Company has applied for and the Banks have committed to make Revolving Credit Loans, convertible into Term
Loans at the option of the Banks, and Cash Management Loans on the terms and conditions set out in this Agreement; and

         WHEREAS, the Banks desire to designate TCB as their agent to act on their behalf as set out in this Agreement;

         NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Agent and the Banks hereby amend and restate the 1992 Credit Agreement in its entirety as follows:


                                 ARTICLE I

                                DEFINITIONS

         Section 1.01.  Definitions.  In addition to the other
terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

 "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing (A) LIBOR for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

"Advance" shall mean any principal amount advanced and remaining outstanding at any time under Revolving Credit Loans or the Term Loans, which Advance shall be made or outstanding as a Base Rate Advance, CD Rate Advance or Eurodollar Advance, as the case may be, or under the Cash Management Loans, which Advance shall be made or outstanding as an Overnight Rate Advance.

"Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

"Agent" shall mean Trust Company Bank, a Georgia banking corporation, and any successor agent appointed pursuant to Section 12.10 hereto.

"Agreement" shall mean this Credit Agreement, as hereafter amended, restated, supplemented or otherwise modified from time to time.

"Applicable Margin" shall mean, with respect to all CD
Rate Advances and Eurodollar Advances outstanding pursuant to the Revolving Credit Commitments and the Term Loans, the relevant percentage indicated below for the Company's Funded Debt Ratio, as determined quarterly for the immediately preceding four fiscal quarters based upon the financial statements delivered to the Banks pursuant to Section 8.01(b) or Section 8.01(c) hereof, as the case may be, with such Applicable Margin to be effective with respect to calculations based upon the financial statements delivered pursuant to Section 8.01(b) as of the first day of the second fiscal quarter immediately following the fiscal quarter for which such financial statements are delivered and with such Applicable Margin to be effective with respect to calculations based upon the financial statements delivered pursuant to Section 8.01(c) on the earlier of (y) delivery of such financial statements and (z) the date which is 90 days after the end of each fiscal year of the Company:

If the Borrower's                        The Applicable Margin is
Funded Debt Ratio is:             Eurodollar Advances      CD Rate Advances

> 3.0:1.0                                 1.00%               1.125%

< 3.0:1.0 and > 2.0:1.0                    .75%                .875%

< 2.0:1.0                                  .50%                .625%

"Bankruptcy Code" shall mean The Bankruptcy Code of
1978, as amended and in effect from time to time (11 U.S.C. sec.101 et seq.).

         "Bankruptcy Law" shall have the meaning set forth in
Section 10.07.

"Base Rate" shall mean (with any change in the Base
Rate to be effective as of the date of change), with respect to the Revolving Credit Loans and Term Loans, the higher of (a) the rate which the Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate.

"Base Rate Advance" shall mean an Advance made or outstanding as a Revolving Credit Loan or a portion of the Term
Loans, as the case may be, bearing interest based on the Base
Rate.

         "Borrowing" shall mean the incurrence by the Company under any Facility of Advances of one Type concurrently having the same Interest Period, or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part. All Borrowings consisting of Base Rate Advances under the Revolving Credit Commitments and the Term Loans shall be deemed to be a single Borrowing hereunder.

         "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Atlanta, Georgia or New York, New York and, if the applicable Business Day relates to Eurodollar Ad-

vances, on which trading is not carried on by and between banks in the London interbank market.

         "Cash Management Lender" shall mean one of the Banks designated by the Company as Cash Management Lender hereunder; the Company hereby initially designates Trust Company Bank, a Georgia banking corporation, as the Cash Management Lender.

         "Cash Management Line of Credit Commitment" shall mean, at any time for the Cash Management Lender, an amount equal to $3,000,000, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 4.03, any assignment thereof pursuant to Section 12.06, or any amendment hereof pursuant to Section 12.02.

         "Cash Management Line of Credit Note" shall mean the promissory note evidencing the Cash Management Line of Credit Commitment in the form attached hereto as Exhibit D, either as originally executed or as hereafter amended, modified or supplemented from time to time.

         "Cash Management Loans" shall mean, as to the Cash
Management Lender, the loans made to the Company from time to time by the Cash Management Lender under the Cash Management Line of Credit Commitment.

         "Cash Management Loan Termination Date" shall mean
December 31, 1995.

         "CD Rate" shall mean, with respect to any Interest Period, the rate of interest, adjusted for reserves and FDIC insurance and expressed as a percentage, available at 9:00 a.m. (Atlanta, Georgia time), or as soon thereafter as practicable, on the day that is two Business Days prior to the first day of the Interest Period, identified on the Telerate as the consensus bid rate for secondary certificates of deposit in an aggregate amount approximately comparable to the advance to which such rate is to be applicable with a maturity equal to such Interest Period (said consensus bid rate currently being shown on page 5 of Telerate). If the foregoing rate is unavailable on Telerate for any reason, then such rate shall be determined by the Agent from the comparable rate quoted on another interest rate reporting service of recognized standing as designated by the Agent to Borrower and Lenders.

         "CD Rate Advance" shall mean an Advance made or outstanding as a Revolving Credit Loan or a portion of the Term
Loans, as the case may be, bearing interest based on the CD Rate.

         "Change in Control" shall mean (i) any person or group of persons (other than the Loudermilk Family) (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 50% or more in voting power of the outstanding Voting Stock of the Company or (ii) members of the Board of Directors of the Company on the date hereof, plus any additional members of such Board whose nomination for election or election to such Board is recommended or approved by the then current members of such Board or by Robert Charles Loudermilk, Sr., shall at any time fail to constitute a majority of such Board.

         "Change in Control Date" shall mean a date on which a Change in Control occurs.

         "Closing Date" shall mean the date on or before January
6, 1995, on which the initial Loans are made and the conditions set forth in Section 6.01 are satisfied or waived in accordance with Section 12.02.

         "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

         "Conversion Date" shall mean, with respect to any Bank, the date on which it terminates its Revolving Credit Commitment pursuant to Section 2.04(b), and all principal amounts outstanding under its Revolving Credit Note are converted into Term Loans pursuant to Section 3.01.

         "Conversion Notice" shall have the meaning provided in
Section 2.04(b).

         "Credit Parties" shall mean, collectively, each of the Company, the Guarantors, and every other Person who from time to time becomes a party to the Guaranty Agreement.

         "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended and in effect from time to time, and any regulations promulgated thereunder.

         "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

         "Eurodollar Advance" shall mean an Advance made or outstanding as a Revolving Credit Loan or a portion of the Term
Loans, as the case may be, bearing interest based on the Adjusted
LIBO Rate.

         "Event of Default" shall have the meaning provided in
Article X.

         "Executive Officer" shall mean, with respect to any Person, the President, Vice Presidents, Chief Financial Officer,
Treasurer, Secretary and any Person holding comparable offices or duties.

         "Facility" or "Facilities" shall mean the Revolving
Credit Commitments, the Term Loans or the Cash Management Line of
Credit Commitment, as the context may indicate.

         "Factoring Agreement" shall mean that certain
Collection Factoring Agreement, dated as of February 12, 1993, between the Company and Barclays Commercial Corporation, as assigned by Barclays Commercial Corporation to The CIT Group/BBC,
Inc.

         "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "Fixed Rate Advance" shall mean any CD Rate Advance or any Eurodollar Advance.

         "Funded Debt" shall mean all indebtedness for money borrowed, plus purchase money mortgages, capitalized leases, conditional sales contracts and similar title retention debt instruments (including any current maturities of such debt) which by its terms matures more than one year from the date of the calculation hereof and/or which is renewable or extendable for such a period.

         "Funded Debt Ratio" shall mean, as to the Company for any period, a ratio of (i) its Funded Debt to (ii) the sum of its net income before income taxes, plus interest expense for such period.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Guarantors" shall mean, collectively, Aaron
Enterprises, Inc., Aaron Investment Company, and all other
Subsidiaries of the Company that from time to time become parties to the Guaranty Agreement, and their respective successors and permitted assigns.

         "Guaranty Agreement" shall mean, collectively, the Guaranty Agreement executed by each of the Guarantors in favor of the Banks and the Agent, substantially in the form of Exhibit A, as hereafter amended, restated, supplemented or otherwise modified from time to time.

         "Interest Period" shall have the meaning set forth in
Section 5.04.

         "Lending Office" shall mean for each Bank the office such Bank may designate in writing from time to time to the Company and the Agent with respect to each Type of Loan.

         "LIBOR" shall mean, for any Interest Period, with respect to Eurodollar Advances, the offered rate for deposits in Dollars determined by the Agent, for a period comparable to the Interest Period and in an amount comparable to the Agent's portion of such Advances, appearing on the Telerate Page 3750.
If the foregoing rate is unavailable from the Telerate for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBO Page as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period; if two or more of such rates appear on the Reuters Screen LIBO Page, the rate shall be the arithmetic mean of such rates. If the foregoing rate is also unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Agent on any other interest rate reporting service of recognized standing designated in writing by the Agent to the Company and the other Banks, in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial revenue bonds or pollution control revenue bonds, and the filing of or agreements to give any financing statement under the Uniform Commercial Code of any jurisdiction).

         "Loan Documents" shall mean, collectively, this Agreement, the Notes and the Guaranty Agreement.

         "Loans" shall mean, collectively, the Revolving Credit
Loans, the Term Loans and the Cash Management Loans.

         "Loudermilk Family" shall mean, collectively, Robert
Charles Loudermilk, Sr., his spouse, his children, his grandchildren and any trust which may be now or hereafter established for the sole benefit of any of the foregoing persons.

         "Margin Regulations" shall mean Regulation G,
Regulation T, Regulation U and Regulation X of the Board of
Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Materially Adverse Effect" shall mean any materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations under this Agreement, or (iii) the ability of the Guarantors (taken as a whole) to perform their respective obligations under the Guaranty Agreement.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Net Book Value of the Company's Rental Equipment and Furniture Inventory" shall mean the cost of the Company's rental equipment and furniture inventory held for rent or sale to the public, less accumulated depreciation, all determined in accordance with generally accepted accounting principles applicable to enterprises in the retail furniture and equipment rental business.

         "Notes" shall mean, collectively, the Revolving Credit
Notes, the Term Notes and the Cash Management Line of Credit
Note.

         "Notice of Borrowing" shall have the meaning provided in Section 5.01(a)(i).

         "Notice of Cash Management Borrowing" shall have the meaning provided in Section 5.01(a)(ii).

         "Notice of Continuation/Conversion" shall have the meaning provided in Section 5.01(b).

         "Obligations" shall mean all amounts owing to the Agent or any Bank pursuant to the terms of this Agreement or any other Loan Document, including without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

         "Overnight Rate" shall mean (with any change in the Overnight Rate to be effective as of the date of change), with respect to the Cash Management Loans, the Federal Funds Rate, as in effect from time to time, plus three-quarters of one percent (0.75%) per annum.

         "Overnight Rate Advance" shall mean an Advance made or outstanding as a Cash Management Loan bearing interest based on the Overnight Rate.

         "PBGC" shall mean the Pension Benefit Guaranty
Corporation, or any successor thereto.

         "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

         "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

         "Prior Collateral Documents" shall mean the Amended and Restated Security Agreement, dated as of May 27, 1992, among the Company, TCB, First Union and TCB as Agent, the Security Agreement, dated as of October 27, 1987, among the Company, MacTavish Office Furniture, Inc. and TCB, the Security Agreement, dated as of July 9, 1980, among the Company, TCB and Bank of America, the Security Agreement, dated as of September 17, 1982, among the Company, TCB and Wachovia Bank of Georgia, N.A., the Amended and Restated Security Agreement, dated as of May 27, 1992, among Aaron Investment Company, TCB, First Union and TCB as Agent, the Security Agreement, dated as of April 1, 1988, among Aaron Investment Company, TCB and Wachovia Bank of Georgia, N.A., the Trademark Security Agreement, dated as of May 27, 1992, among Aaron Investment Company, TCB, First Union and TCB as Agent, and the Agreement, dated February 13, 1993, among the Company, Barclays Commercial Corporation, TCB and First Union.

         "Prior Liens" shall mean any and all security interests or other Liens in any of the personal property or other assets of the Company or any of the Guarantors which may have been granted to TCB, First Union or the Agent under any or all of the Prior Collateral Documents.

         "Pro Rata Share" shall mean, with respect to the Revolving Credit Commitment or Term Loan, as the case may be, of each Bank, each Loan to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Bank, the percentage designated as such Bank's "Pro Rata Share" of such Revolving Credit Commitments, such Loans or such payments, as applicable, set forth under the name of such Bank on the respective signature page for such Bank, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Rental Income" shall mean the gross revenues of the Company and its Subsidiaries from rentals to the public from the Company's furniture inventory and rental equipment (excluding customer deposits, advance rent payments and proceeds from the sale of inventory).

         "Reportable Event" shall have the meaning assigned to such term in ERISA.

         "Required Banks" shall mean, at any time, Banks holding at least 66-2/3% of (i) the amount of the outstanding Revolving
Credit Commitments plus (ii) the principal amount of all Revolving Credit Loans and Term Loans for any Bank whose
Revolving Credit Commitment has been terminated.

         "Requirement of Law" for any person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Revolving Credit Commitment" shall mean, at any time for any Bank, the amount set forth opposite such Bank's name on the signature pages hereof as its "Revolving Credit Commitment", as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Sections 2.03, any assignment thereof pursuant to Section 12.06, or any amendment thereof pursuant to Section 12.02.

         "Revolving Credit Loans" shall mean, as to each Bank, the loans made to the Company from time to time by such Bank under its Revolving Credit Commitment pursuant to Section 2.01.

         "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Credit Loans in the form attached hereto as Exhibit B, as hereafter amended, restated, renewed, extended or otherwise modified from time to time.

         "Revolving Credit Termination Date" shall mean the date on which the Company terminates the Revolving Credit Commitments pursuant to Section 2.04(a) hereof.

         "Section 3.02(b) Notice" shall have the meaning provided in Section 3.02(b).

         "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

         "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Term Loan Maturity Date" shall mean, as to any Term Loan, the earlier of (i) the date as of which such Term Loan becomes due and payable in full by its terms and (ii) the date on which all amounts outstanding under this Agreement shall have been declared or have automatically become due and payable pursuant to the provisions of Article X.

         "Term Loans" shall mean, with respect to any Bank, term loans made to the Company by such Bank pursuant to Section 3.01 hereof in repayment of the principal amount outstanding under such Bank's Revolving Credit Commitment as of the respective Conversion Date.

         "Term Notes" shall mean, collectively, the promissory notes evidencing the Term Loans in the form of Exhibit C, as hereafter amended, restated, renewed, extended or otherwise modified from time to time.

         "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, CD Rate Advances, Eurodollar Advances or
Overnight Rate Advances.

         "Voting Stock" shall mean the securities of any class or classes of the Company the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors of the Company (or persons performing similar functions).

         Section 1.02. Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained, in accordance with GAAP. All financial calculations made pursuant to this Agreement shall be calculated on a consolidated basis in accordance with GAAP, both as to amounts and classification of items, applied on a basis consistent with the financial statements identified in
Section 7.06.

         Section 1.03. Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

         Section 1.04.  Exhibits and Schedules.  All Exhibits
and Schedules attached hereto are by reference made a part hereof.


                                ARTICLE II

                          REVOLVING CREDIT LOANS

         Section 2.01.  Commitment; Use of Proceeds.

         (a) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make to the Company from time to time on and after the Closing Date, but prior to the earlier of (i) the Revolving Credit Termination Date and (ii) its Conversion Date, with respect to its Revolving Credit Commitment, Revolving Credit Loans in an aggregate amount outstanding at any time not to exceed such Bank's Revolving Credit Commitment. The Company shall be entitled to repay and reborrow Revolving Credit Loans in accordance with the provisions hereof.

         (b) Each Revolving Credit Loan shall be made or continued as, or converted into, part of one or more Borrowings consisting entirely of Base Rate Advances, CD Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing consisting of Fixed Rate Advances of Revolving Credit Loans shall be not less than $1,000,000 or a greater integral multiple of $100,000. At no time shall the number of Borrowings outstanding under this Section 2.01 or under the Term Loans exceed five; provided that, for the purpose of determining the number of Borrowings outstanding under this Section 2.01 and under the Term Loans and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings consisting of Base Rate Advances under the Revolving Credit Commitments and the Term Loans shall be considered as one Borrowing.

         (c) The proceeds of Revolving Credit Loans shall be used solely for general corporate purposes.

         Section 2.02.  Notes; Repayment of Principal.

         (a) The Company's obligations to pay the principal of, and interest on, the Revolving Credit Loans to each Bank shall be evidenced by the records of the Agent and such Bank and by the Revolving Credit Note payable to such Bank (or the assignor of such Bank) completed in conformity with this Agreement.

         (b) All outstanding principal amounts under the Revolving Credit Loans shall be due and payable in full on the earlier of (i) the Revolving Credit Termination Date and (ii) the
Conversion Date, subject to the provisions of Section 3.01 hereof.

         Section 2.03.  Reductions of Revolving Credit
Commitments.

         (a) The aggregate Revolving Credit Commitments shall not exceed the least of the following:

             (i)   an amount equal to 700% of the Company's
         Rental Income for the most recent calendar month;

            (ii) an amount equal to 70% of the Net Book Value of the Company's Rental Equipment and Furniture
         Inventory as of the most recent calendar month; or

           (iii)   $75,000,000.

         (b) Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Agent, the Company shall have the right, without premium or penalty, to reduce voluntarily the Revolving Credit Commitments in part, provided that (i) any such voluntary reduction shall apply proportionally and permanently to reduce the Revolving Credit Commitments of each of the Banks, (ii) any voluntary reduction pursuant to this Section 2.03(b) shall be in an amount of at least $1,000,000 and integral multiples thereof, and (iii) no such reduction shall be permitted if prohibited hereunder or without payment of all costs required to be paid hereunder with respect to a prepayment, including, without limitation all amounts due under Section 5.12 hereof.

         (c) If the aggregate outstanding amount of the Revolving Credit Loans for any Bank at any time exceeds the amount of its Revolving Credit Commitment as reduced pursuant to paragraphs (a) or (b) above, the Company shall immediately repay such Bank's Revolving Credit Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount and any amounts due under Section 5.12 hereof.

         Section 2.04.  Termination of Revolving Credit
Commitment.

         (a) Termination by the Company. The Company may terminate the Revolving Credit Commitments by giving the Agent written notice of the Revolving Credit Termination Date, which shall be a Business Day and which shall not be less than 90 days after the date of delivery of such notice, and on the Revolving Credit Termination Date specified in such notice, the Revolving Credit Commitments shall terminate and the unpaid principal balances of the Revolving Credit Notes and all accrued interest thereon together with all accrued and unpaid fees hereunder shall be immediately due and payable in full.

         (b) Termination by the Banks. Any Bank may in its discretion, with or without cause, at any time terminate its Revolving Credit Commitment by giving the Company, the Agent and the other Banks written notice thereof specifying a Conversion Date (the "Conversion Notice"). The Conversion Date shall be a Business Day and shall not be less than 180 days after the date of delivery of the Conversion Notice to the Company; provided, however, that if the Conversion Notice is delivered to the Company and the Agent within 60 days after the date such Bank receives actual notice that a Change in Control has occurred (through a notice delivered to it by the Company pursuant to Section 8.14 or otherwise), the Conversion Date may occur immediately after delivery of the Conversion Notice. On the Conversion Date specified in the Conversion Notice, such Bank's Revolving Credit Commitment shall terminate and the unpaid principal balance of such Bank's Revolving Credit Note and all accrued interest thereon together with all accrued and unpaid fees hereunder shall become payable as provided in Section 3.01.


                                ARTICLE III

            CONVERSION OF REVOLVING CREDIT LOANS TO TERM LOANS

         Section 3.01.  Term Loans.

         (a) Upon the termination of any Bank's Revolving Credit Commitment pursuant to Section 2.04(b) above, the Company shall satisfy its obligation to repay the principal amount then outstanding under such Bank's Revolving Credit Note by executing and delivering to such Bank a Term Note, subject to and upon the terms and conditions herein set forth, in accordance with the provisions of paragraph (b) below. The Company shall pay all accrued and unpaid interest on the Revolving Credit Note, together with all accrued and unpaid fees hereunder, on the relevant Conversion Date.

         (b)  Each Term Note shall be dated as of the Conversion
Date and shall be payable to the applicable Bank in a principal amount equal to the principal amount outstanding as of the Conversion Date under such Bank's Revolving Credit Note.

         Section 3.02. Repayment of Principal. The Company shall repay the Term Loans in sixty (60) consecutive equal monthly installments of principal on the last Business Day of each calendar month beginning on the last Business Day of the calendar month next following the calendar month in which the relevant Conversion Date occurs, provided, however:

         (a) if the total amount outstanding under any Bank's Term Note as of the last Business Day of any calendar month exceeds the amount which would have been available under such Bank's Revolving Credit Commitment, as reduced pursuant to Section 2.03, then the Company shall immediately repay such excess together with its monthly principal payment; any such payments in excess of the monthly principal payment shall reduce remaining installments of principal in the inverse order of their maturity;

         (b) if a Change in Control has occurred and any Bank has converted all of its outstanding Revolving Credit Loans to Term Loans pursuant to Section 2.04(b) hereof, such Bank may elect, by giving written notice (the "Section 3.02(b) Notice") to the Agent and the Company within 60 days after the date such Bank receives actual notice that such Change in Control has occurred (through a notice delivered to it by the Company pursuant to Section 8.14 or otherwise), to have the Company repay the outstanding principal amount under such Bank's Term Note in twenty-four (24) consecutive equal monthly installments on the last Business Day of each calendar month, beginning on the last Business Day of the calendar month in which the Company and the Agent receive the Section 3.02(b) Notice from such Bank; and

         (c) upon the occurrence and during the continuance of an Event of Default, any Bank may accelerate the maturity of its Term Note in the manner provided in Article X.


                                ARTICLE IV

                           CASH MANAGEMENT LOANS

         Section 4.01.  Cash Management Line of Credit
Commitment; Use of Proceeds.

         (a) Subject to and upon the terms and conditions herein set forth, the Cash Management Lender agrees to make to the Company from time to time on and after the Closing Date, but prior to the Cash Management Loan Termination Date, Cash Management Loans in an aggregate amount outstanding at any one time not to exceed the Cash Management Line of Credit Commitment. The Company shall be entitled to repay and reborrow Cash Management Loans in accordance with the provisions hereof.

         (b) Each Cash Management Loan shall be made and continued as a single Borrowing consisting of an Overnight Rate
Advance.

         (c) The proceeds of each of the Cash Management Loans shall be used solely for the working capital needs of the Company.

         Section 4.02.  Note; Repayment of Principal.

         (a) The Company's obligation to pay the principal of, and interest on, the Cash Management Loans to the Cash Management Lender shall be evidenced by the records of the Cash Management Lender and by the Cash Management Line of Credit Note payable to the Cash Management Lender and completed in conformity with this Agreement.

         (b) All outstanding principal amounts under the Cash Management Loans shall be due and payable in full on the earlier of (i) the Cash Management Loan Termination Date and (ii) the date on which all amounts outstanding under this Agreement shall have been declared or have automatically become due and payable pursuant to the provisions of Article X.

         Section 4.03. Reduction of Cash Management Line of Credit Commitment. Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Cash Management Lender, the Company shall have the right, without premium or penalty, to terminate the unutilized portion of the Cash Management Line of Credit Commitment, in part or in whole, provided that any partial termination pursuant to this Section 4.03 shall be in an amount of at least $1,000,000 and integral multiples of $100,000. If the aggregate outstanding amount of the Cash Management Loans exceeds the amount of the Cash Management Line of Credit Commitment as so reduced, the Company shall immediately repay the Cash Management Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount.


                                 ARTICLE V

                            GENERAL LOAN TERMS

         Section 5.01.  Funding Notices.

         (a) (i) Whenever the Company desires to make a Borrowing with respect to the Revolving Credit Commitments (other than one resulting from a conversion or continuation pursuant to
Section 5.01(b)(i)), it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given at its Payment Office prior to 10:00 a.m. (Atlanta, Georgia time) (i) two Business Days prior to the requested date of such Borrowing in the case of Fixed Rate Advances, or (ii) on the requested date of such Borrowing in the case of Base Rate Advances. Notices received after 10:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), whether the Borrowing is to consist of Base Rate Advances, CD Rate Advances or Eurodollar Advances and, in the case of Fixed Rate Advances, the Interest Period to be applicable thereto.

       (ii)   Borrowings under the Cash Management Line of
Credit Commitment shall be made by the Company either (a) through a controlled disbursement account maintained with the Cash Management Lender, governed by the Controlled Disbursement Agreement between the Cash Management Lender and the Company, or
(b) by written notice (or telephonic notice promptly confirmed in writing) to the Cash Management Lender of any requested Borrowing under the Cash Management Line of Credit Commitment (a "Notice of Cash Management Borrowing"), such Notice of Cash Management Borrowing to be given prior to 10:00 a.m. (Atlanta, Georgia time) at the Payment Office of the Cash Management Lender on the requested date of such Borrowing. Notices received after 10:00 a.m. shall be deemed received on the next Business Day. Each Notice of Cash Management Borrowing shall be irrevocable and shall specify the principal amount of the Cash Management Loan and the date of such Cash Management Loan (which shall be a Business Day).

         (b) Whenever the Company desires to convert all or a portion of an outstanding Borrowing under the Revolving Credit Commitments or constituting the Term Loans, which Borrowings consist of Base Rate Advances, CD Rate Advances or Eurodollar Advances into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of CD Rate Advances or Eurodollar Advances for a new Interest Period, it shall give the Agent at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing being converted into or continued as CD Rate Advances or Eurodollar Advances. Such notice (a "Notice of Conversion/Continuation") shall be given to the Agent at its Payment Office prior to 10:00 a.m. (Atlanta, Georgia time). Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the date of such conversion or continuation, the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued as CD Rate Advances or Eurodollar Advances and the Interest Period applicable thereto. If, upon the expiration of an Interest Period in respect of Borrowings consisting of Fixed Rate Advances, the Company shall have failed to deliver the Notice of Conversion/Continuation, the Company shall be deemed to have elected to convert such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of the Company has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowings may be converted into or continued as (upon expiration of the current Interest Period) Fixed Rate Advances unless the Agent and each of the Banks shall have otherwise consented in writing.

         (c)  Without in any way limiting the Company's obliga-

tion to confirm in writing any telephonic notice, the Agent or the Cash Management Lender may act without liability upon the basis of telephonic notice believed by the Agent or the Cash Management Lender (as the case may be) in good faith to be from the Company prior to receipt of written confirmation. In each such case, the Company hereby waives the right to dispute the records of the Agent or the Cash Management Lender (as the case may be) of the terms of such telephonic notice.

         (d) The Agent shall promptly give each Bank notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 5.01 with respect to the Revolving Credit Commitments and the Term Loans.

         Section 5.02.  Disbursement of Funds.

         (a) No later than 12:00 noon (Atlanta, Georgia time) on the date of each Borrowing pursuant to the Revolving Credit Commitments (other than one resulting from a conversion or continuation pursuant to Section 5.01(b)), each Bank will make available its Pro Rata Share of the amount of such Borrowing in immediately available funds at the Payment Office of the Agent. The Agent will make available to the Company the aggregate of the amounts (if any) so made available by the Banks to the Agent in a timely manner by crediting such amounts to the Company's demand deposit account maintained with the Agent or, at the Company's option, to effect a wire transfer of such amounts to the Company's account specified by the Agent, by the close of business on such Business Day. In the event that the Banks do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Company in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

         (b) No later than 12:00 noon (Atlanta, Georgia time) on the date of each Cash Management Loan requested by a Notice of Cash Management Borrowing, the Cash Management Lender will make available the amount of such Cash Management Loan in immediately available funds by crediting such amount to the Company's demand deposit account maintained with the Cash Management Lender or, at the Company's option, by affecting a wire transfer of such amounts to the Company's account specified by the Company. Cash Management Loans made pursuant to the Controlled Disbursement Agreement between the Cash Management Lender and the Company shall be made available pursuant to the terms of such agreement.

         (c) Unless the Agent shall have been notified by any Bank prior to the date of a Borrowing under the Revolving Credit Commitments that such Bank does not intend to make available to the Agent such Bank's portion of the Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date and the Agent may make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Bank together with interest at the Federal Funds Rate. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under Section 5.12 hereof. Nothing in this subsection shall be deemed to relieve any Bank from its obligation to fund its Revolving Credit Commitment hereunder or to prejudice any rights which the Company may have against any Bank as a result of any default by such Bank hereunder.

         (d) All Borrowings under the Revolving Credit Commitments shall be loaned by the Banks on the basis of their Pro Rata Share of the Revolving Credit Commitments. All Borrowings under the Cash Management Line of Credit Commitment shall be loaned by the Cash Management Lender. No Bank shall be responsible for any default by any other Bank in its obligations hereunder, and each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fund its Revolving Credit Commitment or Term Loans hereunder or of the Cash Management Lender to fund the Cash Management Line of Credit Commitment.

         Section 5.03.  Interest.

         (a) The Company agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans and the Term
Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

        (i)   For Eurodollar Advances--The relevant
    Adjusted LIBO Rate plus the Applicable Margin;

       (ii) For CD Rate Advances--The relevant CD Rate plus the Applicable Margin; and

      (iii) For Base Rate Advances--The Base Rate in effect from time to time.

         (b) The Company agrees to pay interest in respect of all unpaid principal amounts of the Cash Management Loans made to the Company from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at the Overnight Rate for each such Cash Management Loan.

         (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

        (i) in the case of overdue principal and interest with respect to all Loans outstanding as Fixed Rate
    Advances, at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum; thereafter at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

       (ii) in the case of overdue principal and interest with respect to all Loans outstanding as Base Rate
    Advances or Overnight Rate Advances, and all other
    Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate plus an additional two percent (2.0%) per annum;

provided that no Loan shall bear interest after maturity, whether by non-payment at scheduled due date, acceleration, notice of prepayment or otherwise) at a rate per annum less than two percent (2.0%) per annum in excess of the rate of interest applicable thereto at maturity.

         (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan.
Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the first Business Day of the next succeeding calendar quarter of the Company in each year.
Interest on all outstanding Fixed Rate Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Fixed Rate Advances having an interest period in excess of 90 days (in the case of CD Rate Advances) or three months (in the case of Eurodollar Advances), on each day which occurs every 90 days or three months, as the case may be, after the initial date of such Interest Period. Interest on all outstanding Overnight Rate Advances shall be payable quarterly in arrears on the first day of each calendar quarter of the Company in each year. Interest on all Revolving Credit Loans and Term Loans shall also be payable on any conversion of Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

         (e) The Agent, upon determining the CD Rate or the Adjusted LIBO Rate for an Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the Company and the other Banks. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

         Section 5.04.  Interest Periods.

         (a) In connection with the making or continuation of, or conversion into, a Borrowing of Fixed Rate Advances, the Company shall select an Interest Period (each an "Interest Period") to be applicable to such Fixed Rate Advances, which Interest Period shall (x) in the case of CD Rate Advances, be either a 30, 60, 90 or 180 day period, and (y) in the case of Eurodollar Advances, be either a 1, 2, 3 or 6 month period; provided that:

        (a)   The initial Interest Period for such
    Borrowing shall commence on the date of such Borrowing
    (including the date of any conversion from Borrowings consisting of Advances of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

        (b) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest
    Period shall expire on the next succeeding Business
    Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

        (c)   Any Interest Period in respect of Eurodollar
    Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part
    (d) below, expire on the last Business Day of such calendar month;

        (d) No Interest Period shall extend beyond any date upon which any principal payment is due with respect to the Term Loans, unless the aggregate principal amount of Term Loans that are Base Rate
    Advances, or that have Interest Periods which will expire on or before the date of the respective payment or prepayment, is equal to or in excess of the amount of any principal payment to be made;

        (e)   No Interest Period with respect to the
    Revolving Credit Loans shall extend beyond the Revolving Credit Termination Date, and no Interest
    Period with respect to the Term Loans shall extend beyond the Term Loan Maturity Date.

         Section 5.05.  Fees.

         (a) The Company shall pay to the Agent, for the account of and distribution to each Bank with a Revolving Credit Commitment, an unused commitment fee for the period commencing on the Closing Date to and including the earlier of (i) the Revolving Credit Termination Date and (ii) the Conversion Date for such Bank, at a rate equal to twenty-two basis points (0.22%) per annum (calculated on the basis of a year of 360 days and payable for the actual number of days elapsed) on the average daily unused portion of such Bank's Revolving Credit Commitment, such fee being payable quarterly in arrears on the first Business Day of April, July, October and January in each year, and on the Conversion Date for such Bank or the Revolving Credit Termination Date, as the case may be.

         (b) The Company shall pay to the Agent an annual administrative fee, in advance, in the respective amount and on the dates previously agreed in writing by the Company with the Agent.

         Section 5.06.  Voluntary Prepayments of Borrowings.

         (a) The Company may, at its option, prepay Borrowings under the Revolving Credit Commitment or the Term Loans at any time in whole, or from time to time in part in an aggregate amount of at least $1,000,000 and multiples of $100,000 thereof, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and, in the case of the prepayment of Borrowings consisting of Fixed Rate Advances, all compensation payments pursuant to
Section 5.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. The Company may, at its option, prepay Borrowings under the Cash Management Line of Credit Commitment at any time in whole or from time to time in part, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment. The Company may prepay Borrowings under the Cash Management Line of Credit Commitment with the proceeds of Borrowings made under the Revolving Credit Commitments pursuant to Section 5.01 hereof to the extent the Company is permitted to make Borrowings under the Revolving Credit Commitments under the terms of this Agreement. Each such optional prepayment shall be applied in accordance with Section 5.06(c) below.

         (b)  The Company shall give written notice (or tele-

phonic notice confirmed in writing) to the Agent of any intended prepayment of the Revolving Credit Loans or the Term Loans not less than five days prior to any voluntary prepayment. The Company shall give written notice (or telephonic notice promptly confirmed in writing) to the Cash Management Lender of any intended prepayment of the Cash Management Loans on or prior to the date of such voluntary prepayment. Such notice shall specify whether Revolving Credit Loans, Term Loans or Cash Management Loans are to be prepaid and, once given, such notice shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph (b), the Agent shall promptly notify each Bank of the contents of such notice and of such Bank's share of such prepayment.

         (c) The Company, when providing notice of prepayment pursuant to Section 5.06(b), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of Fixed Rate Advances made pursuant to a single Borrowing of Revolving Credit Loans or Term Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing of Revolving Credit Loans or Term Loans shall be applied pro rata among such Revolving Credit Loans and Term Loans comprising such Borrowing. In the absence of a designation by the Company of the Types of Advances and the specific Borrowing or Borrowings to be prepaid, the Agent, with respect to Revolving Credit Loans and Term Loans, or the Cash Management Lender, with respect to the Cash Management Loans, shall, subject to the foregoing, make such designation in its sole discretion. All voluntary prepayments of Revolving Credit Loans, Term Loans or Cash Management Loans shall be applied to the payment of any unpaid interest thereon before application to principal and shall be applied against scheduled amortization payments in the inverse order of maturity.

         Section 5.07.  Payments, etc.

         (a) (i) Except as otherwise specifically provided herein, all payments under this Agreement and the other Loan Documents, other than the payments specified in clause (ii) below, shall be made without defense, set-off or counterclaim to the Agent not later than 11:00 a.m. (Atlanta, Georgia time) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

         (ii) Except as otherwise specifically provided herein, all payments under this Agreement with respect to the Cash Management Loans and the Cash Management Line of Credit Note shall be made without defense, set-off or counterclaim to the Cash Management Lender not later than 11:00 a.m. (Atlanta, Georgia time) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

         (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Loan Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (ii) hereof, any Taxes imposed on the overall net income of the Banks pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of such Bank is located). If any Taxes are so levied or imposed, the Company agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Loan Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 5.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. The Company will furnish to the Agent and each Bank, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company. The Company will indemnify and hold harmless the Agent and each Bank, and will reimburse the Agent and each Bank upon written request, for the amount of any Taxes so levied or imposed and paid by the Agent or such Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted.
A certificate as to the amount of such payment by such Bank or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

         (ii) The Company shall also reimburse the Agent and each Bank, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Agent or such Bank or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Agent or such Bank is located) as the Agent or such Bank shall determine are payable by the Agent or such Bank in respect of amounts paid by or on behalf of the Company to or on behalf of the Agent or such Bank pursuant to paragraph (i) hereof.

         (c) Subject to Section 5.04(b), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

         (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances and Overnight Rate Advances shall be calculated based on the Base Rate and the Overnight Rate, respectively, from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Fixed Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

         (e) Payment by the Company to the Agent in accordance with the terms of this Agreement shall, as to the Company, constitute payment to the Banks under this Agreement.

         Section 5.08.  Interest Rate Not Ascertainable, etc.
In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the CD Rate or the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the United States secondary certificate of deposit market, the London interbank market or the Agent's position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of CD Rate or Ad-

justed LIBO Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the Banks, of such determination and a summary of the basis for such determination. Until the Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Banks to make or permit portions of the Revolving Credit Loans or Term Loans to remain outstanding past the last day of the then current Interest Periods as CD Rate Advances or Eurodollar Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

         Section 5.09.  Illegality.

         (a) In the event that any Bank shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Fixed Rate Advance has become unlawful by compliance by such Bank in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Bank shall give prompt notice (by telephone confirmed in writing) to the Company and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Banks).

         (b) Upon the giving of the notice to the Company referred to in subsection (a) above, (i) the Company's right to request and such Bank's obligation to make CD Rate Advances or Eurodollar Advances shall be immediately suspended, and such Bank shall make an Advance as part of the requested Borrowing of CD Rate Advances or Eurodollar Advances as a Base Rate Advance, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Fixed Rate Advance or Advances are then outstanding, the Company shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Bank, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Fixed Rate Advance expires, provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 5.09(b).

         Section 5.10.  Increased Costs.

         (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

        (i) any Bank (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Fixed Rate Advances or its obligation to make Fixed Rate Advances, or the basis of taxation of payments to any Bank of the principal of or interest on its Fixed Rate Advances or its obligation to make Fixed
    Rate Advances shall have changed (except for changes in the tax on the overall net income of such Bank or its applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or applicable Lending Office is located); or

       (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal
    Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank's applicable Lending
    Office shall be imposed or deemed applicable or any other condition affecting its Fixed Rate Advances or its obligation to make Fixed Rate Advances shall be imposed on any Bank or its applicable Lending Office or the London interbank market or the United States secondary certificate of deposit market;

and as a result thereof there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining Fixed Rate Advances (except to the extent already included in the determination of the applicable CD Rate for CD Rate Advances or the applicable Adjusted LIBO Rate for Eurodollar Advances), or there shall be a reduction in the amount received or receivable by such Bank or its applicable Lending Office, then the Company shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 5.07(b)), upon written notice from and demand by such Bank on the Company (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Bank within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Bank against such increased cost. A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Bank in good faith and accompanied by a statement prepared by such Bank describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

         (b) If any Bank shall advise the Agent that at any time, because of the circumstances described in clauses (x) or
(y) in Section 5.10(a) or any other circumstances beyond such Bank's reasonable control arising after the date of this Agreement affecting such Bank or the London interbank market, that the CD Rate or the Adjusted LIBO Rate as determined by the Agent will not adequately and fairly reflect the cost to such Bank of funding its Fixed Rate Advances, then, and in any such event:

        (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the other Banks of such advice;

       (ii) the Company's right to request and such Bank's obligation to make or permit portions of the Revolving Credit Loans and the Term Loans to remain outstanding past the last day of the then current Interest Periods as CD Rate Advances or Eurodollar Advances, as the case may be, shall be immediately suspended; and

      (iii) such Bank shall make a Revolving Credit Loan or Term Loan as part of the requested Borrowing of CD Rate Advances or Eurodollar Advances, as the case may be, as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

         Section 5.11. Lending Offices. Each Bank agrees that, if requested by the Company, it will use reasonable efforts (subject to overall policy considerations of such Bank) to designate an alternate Lending Office with respect to any of its Fixed Rate Advances affected by the matters or circumstances described in Sections 5.07(b), 5.08, 5.09 or 5.10 to reduce the liability of the Company or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Bank as determined by such Bank, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 5.11 shall affect or postpone any of the obligations of the Company or any right of any Bank provided hereunder.

         Section 5.12. Funding Losses. The Company shall compensate each Bank, upon its written request to the Company (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Fixed Rate Advances, in either case to the extent not recovered by such Bank in connection with the reemployment of such funds and including loss of anticipated profits), which the Bank may sustain: (i) if for any reason (other than a default by such Bank) a borrowing of, or conversion to or continuation of, Fixed Rate Advances to the Company does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn),
(ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 5.09(b)) of any Fixed Rate Advances to the Company occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, the Company defaults in its obligation to repay its Fixed Rate Advances when required by the terms of this Agreement.

         Section 5.13. Assumptions Concerning Funding of Eurodollar Advances. Calculation of all amounts payable to a Bank under this Article IV shall be made as though that Bank had actually funded its relevant Fixed Rate Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Fixed Rate Advances in an amount equal to the amount of the Fixed Rate Advances and having a maturity comparable to the relevant Interest Period and, in the case of Eurodollar Advances, through the transfer of such Eurodollar Advances from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided however, that each Bank may fund each of its Fixed Rate Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this
Article V.

         Section 5.14. Apportionment of Payments. Aggregate principal and interest payments in respect of Revolving Credit Loans and Term Loans and payments in respect of unused commitment fees for the Revolving Credit Commitments shall be apportioned among all outstanding Revolving Credit Commitments and Term Loans to which such payments relate, proportionately to the Banks' respective Pro Rata Shares of such outstanding Revolving Credit Commitments and Term Loans. The Agent shall promptly distribute to each Bank at its payment office set forth beside its name on the appropriate signature page hereof, or such other address as any Bank may request, its share of all such payments received by the Agent.

         Section 5.15. Sharing of Payments, Etc. If any Bank shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments or reductions on account of all Obligations obtained by all the Banks, such Bank shall forthwith
(i) notify each of the other Banks and Agent of such receipt, and
(ii) purchase from the other Banks such participations in the affected obligations as shall be necessary to cause such purchasing Bank to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Bank or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Bank obligated to return such funds is required to pay interest on such funds. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 5.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

         Section 5.16. Capital Adequacy. Without limiting any other provision of this Agreement, in the event that any Bank shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Bank with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then within ten (10) Business Days after written notice and demand by such Bank (with copies thereof to the Agent), the Company shall from time to time pay to such Bank additional amounts sufficient to compensate such Bank for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Bank by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 5.16 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to the Company by any Bank in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

         Section 5.17.  Benefits to Guarantors.  In
consideration for the execution and delivery by the Guarantors of this Agreement, the Company agrees to make the benefit of extensions of credit hereunder available to the Guarantors.

         Section 5.18. Release of Prior Liens. The Cash Management Lender, First Union and the Agent hereby release and terminate the Prior Liens and agree to execute and deliver to the Company any and all termination statements or other similar Lien release documents as the Company may reasonably request from time to time to evidence or give public notice of such release and terminations.


                                ARTICLE VI

                         CONDITIONS TO BORROWINGS

         The obligations of each Bank to make Advances to the Company under its Revolving Credit Commitment and to accept a Term Note on the Conversion Date are subject to the satisfaction of the following conditions:

         Section 6.01. Conditions Precedent to Initial Loans. At the time of making the initial Loans hereunder on the Closing Date, and any Term Loan on any Conversion Date, all obligations of the Company hereunder incurred prior to the initial Loans and any Term Loan, as the case may be, shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

         (a)  the duly executed counterparts of this Agreement;

         (b) the duly completed Revolving Notes evidencing the Revolving Credit Commitments and, on any Conversion Date, the duly executed Term Note;

         (c)  the Guaranty Agreement;

         (e) certificates of the Company and the Guarantors in substantially the form of Exhibit E-1 and Exhibit E-2 attached hereto and appropriately completed;

         (f)  certificates of the Secretary or Assistant
    Secretary of each of the Credit Parties attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing the execution, delivery and performance of the Loan Documents, as applicable;

         (g) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties certifying (i) the name, title and true signature of each officer of such entities executing the Loan Documents, and (ii) the bylaws or comparable governing documents of such entities;

         (h) certified copies of the certificate or articles of incorporation of each Credit Party certified by the Secretary of State or the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

         (i) the favorable opinion of Kilpatrick & Cody, general counsel to the Credit Parties, substantially in the form of Exhibit F addressed to the Agent and each of the Banks; and

         (j) the Agent shall have received such other documents or legal opinions as the Agent or any Bank may reasonably request, all in form and substance reasonably satisfactory to the Agent.

In addition to the foregoing, the following conditions shall have been satisfied or shall exist, all to the satisfaction of the Agent, as of the time the initial Loans are, or any Term Loan is, made hereunder:

         (x) the Loans and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Bank in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority; and

         (y) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Loan Documents shall be reasonably satisfactory in form and substance to the Required Banks.

         Section 6.02. Conditions to All Loans. At the time of the making of all Loans, including the initial Loans and the Term
Loans (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

         (a)  there shall exist no Default or Event of Default;

         (b) all representations and warranties by the Company contained herein and by the Guarantors in the Guaranty Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans;

         (c) after giving effect to the Borrowing, the aggregate principal amount of outstanding Revolving Credit
    Loans does not exceed the aggregate Revolving Credit
    Commitments;

         (d) since the date of the most recent financial statements of the Company and its Subsidiaries described in
    Section 8.01, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse
    Effect;

         (e) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of the Company, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Company and its Subsidiaries; and

         (f) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Bank in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to the Company.

         Without limiting the foregoing, the Company shall have no right to make a Borrowing under the Revolving Credit
Commitment to repay a Cash Management Loan if a Default or Event of Default exists.

         Each request for a Borrowing, the acceptance by the Company of the proceeds thereof and the execution of the Term Notes shall constitute a representation and warranty by the Company, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 6.01 and
6.02 have been satisfied.


                                ARTICLE VII

                      REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants as of the date hereof and is deemed to represent and warrant as of the date of each Loan hereunder that:

         Section 7.01. Organization and Qualification. The Company and its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Georgia and the State of Delaware, as applicable; the Company and its Subsidiaries have the corporate power to own their property and to carry on their business as now being conducted; and the Company and its Subsidiaries are duly qualified as foreign corporations to do business and are in good standing in every jurisdiction in which the nature of the business conducted by them makes such qualification necessary and where failure to qualify would have a Materially Adverse Effect.

         Section 7.02. Company's Powers. The execution, delivery and payment of the Notes and the execution, delivery and performance of this Agreement, the Guaranty Agreement and any instrument or agreement required hereunder are within the Company's or the Guarantors' corporate powers, as the case may be, have been duly authorized by all necessary shareholder or corporate action, and do not and will not contravene or conflict with the terms of any charter, by-law or other organizational papers of the Company or any of its Subsidiaries, or any indenture, agreement or undertaking to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or affected.

         Section 7.03. Enforceability of Agreement. This Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and the Notes, the Guaranty Agreement and any other instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable against the Company and its Subsidiaries, as applicable, in accordance with their terms.

         Section 7.04.  Consent.  No consent, permission,
authorization, order or license of any governmental authority is necessary in connection with the execution, delivery, performance or enforcement of this Agreement, the Notes, the Guaranty
Agreement or any other instrument or agreement required hereunder, except as may have been obtained and certified copies of which have been delivered to each Bank.

         Section 7.05. Statutes, Judgments. There is no law, statute, rule or regulation, nor is there any judgment, decree or order of any court or agency binding on the Company or any of its Subsidiaries, which would be contravened by the execution, delivery or performance of this Agreement, the Notes, the Guaranty Agreement or any other instrument or agreement required hereunder.

         Section 7.06.  Financial Statements.  The Company has
furnished each Bank with the following financial statements, identified by a principal financial officer of the Company:

         Audited Consolidated Financial and Operating Statements for Aaron Rents, Inc. and its Subsidiaries (when applicable) for the years ended March 31, 1991 through 1994, inclusive, and audit opinions with respect to such statements of Ernst & Young; and unaudited financial and operating statements for the six-month period ended September 30, 1994.

The above financial statements (including any related schedules and/or notes) are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all known liabilities, direct and contingent, of the entities covered thereby required to be shown in accordance with such principles. The balance sheets fairly present the condition of the entities covered thereby as at the dates thereof, and the profit and loss and surplus statements fairly present the results of the operations of the entities covered thereby for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries since September 30, 1994.

         Section 7.07. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any court, arbitrator or administrative or governmental body which is reasonably likely to result in any material adverse change in the business, condition or operations of the Company or any of its Subsidiaries.

         Section 7.08 Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any indebtedness except debt permitted hereunder. There exists no default under the provisions of any instrument evidencing such indebtedness or of any agreement relating thereto.

         Section 7.09. Title to Properties. The Company and each of its Subsidiaries have good and marketable title to their respective real properties, subject only to Liens permitted under
Section 9.01, and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as of September 30, 1994 hereinabove described (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted under Section 9.01. The Company and its Subsidiaries enjoy full and undisturbed possession of all leases necessary in any material respect for the operation of their respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets.
All such leases are valid and subsisting and are free from defaults by the Company or respective landlords and in full force and effect.

         Section 7.10 Taxes. The Company has and each of its Subsidiaries has filed all federal and state income tax returns which, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent such taxes have become due, except to the extent expressly permitted by Section 9.01(a) hereof.

         Section 7.11 Regulation U, Etc. Neither the Company nor any of its Subsidiaries own or have any present intention of acquiring any "margin security" as defined in Regulation U of the Board of Governors of the Federal Reserve System (herein called a "margin security"). The proceeds of the Notes will be used to finance inventories and rental equipment and accounts receivable, to provide funds for general operational expenses and working capital. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

         Section 7.12.  No Event of Default.  No Event of
Default specified in Article X hereof, and no event which with notice or lapse of time or both would become such an Event of Default, has occurred and is continuing or will occur as a result of the incurring of any obligation under this Agreement.

         Section 7.13. ERISA. No fact or circumstance, including but not limited to any Reportable Event, exists in connection with any Plan of the Company or its Subsidiaries which might constitute grounds for the termination of any such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan. For purposes of this representation and warranty, if the Company is not the Plan administrator, it shall nonetheless be deemed to have knowledge of all facts attributable to the Plan administrator designated pursuant to ERISA.

         Section 7.14. Pollution and Environmental Control. Each of the Company and its Subsidiaries has obtained all permits, licenses and other authorizations which are required under, and is in material compliance with, all federal, state, and local laws and regulations relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes.

         Section 7.15. Possession of Franchises, Licenses, Etc. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of their respective properties and assets, and neither the Company nor any of its Subsidiaries is in violation in any material respect of any thereof.

         Section 7.16.  Contingent Liabilities.  After due
inquiry, there exists no material contingent liability or obligation assertable against the Company or its Subsidiaries that is not identified and disclosed to the Banks in the consolidated financial statements delivered pursuant to Sections
7.06 or 8.01 hereof or in Schedule 7.16 attached hereto.

         Section 7.17. Compliance with Laws. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders, including, without limitation, all federal, state and local laws, rules, regulations and orders relating to pollution, reclamation or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes, and all federal, state and local laws, rules, regulations and orders relating to franchising activities.


                               ARTICLE VIII

                           AFFIRMATIVE COVENANTS

         The Company covenants and agrees so long as any of the Revolving Credit Commitments of any Bank, or the Cash Management Line of Credit Commitment of the Cash Management Lender, shall remain available, or any Revolving Credit Loans, Term Loans or Cash Management Loans are outstanding, and until the full and final payment of all indebtedness incurred hereunder and unless otherwise consented to in writing by the Required Banks:

         Section 8.01.  Financial Statements, Reports and Other
Financial Data.  The Company will deliver to each Bank:

         (a) as soon as practicable and in any event within twenty (20) days after the end of each calendar month in each fiscal year, a certificate of the Chief Financial Officer of the Company certifying that the aggregate principal amount of all outstanding Revolving Credit Loans as of such date does not exceed the aggregate Revolving Credit Commitments as reduced pursuant to Section 2.03, and setting forth in reasonable detail (i) the amount equal to 700% of the Company's Rental Income for such month and
    (ii) the amount equal to 70% of the Net Book Value of the Company's Rental Equipment and Furniture Inventory as of the last day of such month;

         (b) as soon as practicable and in any event within 45 days after the end of each calendar quarter (other than the last calendar quarter) in each fiscal year, consolidated and consolidating statements of income, cash flow and retained earnings of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such calendar quarter, and consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such calendar quarter, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by the Chief Financial Officer of the Company, subject to changes resulting from year-end adjustments;

         (c) as soon as practicable and in any event within 90 days after the end of each fiscal year or as soon as made available by the Company's independent public accountants if availability is delayed beyond such 90-day period for reasons beyond the Company's control, audited consolidated and unaudited consolidating statements of income, cash flow and retained earnings of the Company and its Subsidiaries for such year, and an audited consolidated and unaudited consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual statements, all in reasonable detail and reasonably satisfactory in scope to Banks, and the consolidated financial statements shall be certified by independent public accountants of recognized standing, selected by the Company, whose report shall be in scope and substance reasonably satisfactory to Banks, and both consolidated and consolidating financial statements shall be certified by the Chief Financial Officer of the Company;

         (d) along with the quarterly and annual reports required by clauses (ii) and (iii) above, a certificate of the Chief Financial Officer of the Company certifying that no Event of Default exists and that no event exists which with notice or the lapse of time or both would become such an Event of Default, which certificate shall also demonstrate in reasonable detail, with respect to both quarterly reports and annual reports, the Company's compliance with the covenants set out in Sections 8.04, 8.05, 8.07, 9.02 and 9.03;

         (e) promptly upon receipt thereof, copies of any detailed reports submitted to the Company by its independent public accountants in connection with each annual audit or interim review of the books of the Company or its Subsidiaries made by such accountants;

         (f) promptly upon transmission thereof, copies of all financial statements, proxy statements, notices and reports as the Company shall send to its shareholders and of all regular or periodic reports which it is or may be required to file with the Securities and Exchange Commission or any governmental department, bureau, commission or agency succeeding to the functions of the Securities and Exchange Commission; and

         (g) with reasonable promptness, such other financial data as any Bank may reasonably request.

         Section 8.02.  Inspection of Property.  The Company
will permit any Person designated by a Bank in writing, to visit and inspect any of the properties, corporate books and financial records of the Company and its Subsidiaries and to make copies thereof and take extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with the principal officers of the Company or its Subsidiaries, all at such reasonable times and as often as such Bank may reasonably request.

         Section 8.03. Maintenance of Insurance. The Company and each Subsidiary will maintain insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses and, upon any Bank's written request, the Company will promptly provide to the Agent an insurance certificate naming the Agent as loss payee under such insurance.

         Section 8.04. Funded Debt Ratio. The Company shall maintain and operate its business in a manner to insure that its Funded Debt Ratio measured at the end of each fiscal quarter for the four consecutive quarters ending on such date is less than 4.00:1.00.

         Section 8.05. Leverage Ratio. The Company shall maintain and operate its business in such a manner to insure a ratio measured at the end of each fiscal quarter of (i) Funded Debt to (ii) the sum of Funded Debt plus the consolidated net worth of the Company and its Subsidiaries, of less than 0.50:1.00 (i.e., 50%).

         Section 8.06. Account Verification. Upon the request of any Bank, made at reasonable intervals and on a reasonable basis, the Company will mail letters to selected lease customers or account debtors requesting them to verify the status of their leases or accounts, with responses to be returned directly to each Bank.

         Section 8.07. Fixed Charge Coverage. The Company will operate its business in such a manner to insure that the summation of (i) net income before income taxes, plus
(ii) interest expense, plus (iii) rental and lease expense are greater than 150% of the summation of (i) interest expense, plus
(ii) rental and lease expense, all determined on a consolidated basis for the Company and its Subsidiaries. Compliance with the aforementioned fixed charge coverage ratio will be determined at the end of each fiscal quarter of the Company and taking into account operations during the four consecutive fiscal quarters ending on such date. The following mathematical formula illustrates the Company's fixed charge coverage obligation:

    Pretax Net   Interest    Rental and Lease
    Income  +    Expense  +  Expense             >    1.50
    Interest Expense      +  Rental and Lease
                             Expense

         Section 8.08.  ERISA.  The Company and each Subsidiary
will:

         (a) At all times, make prompt payment of contributions required to meet the minimum funding standard set forth in ERISA with respect to its Plans;

         (b) Notify Banks and the Agent immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Banks, as to the reasons therefor and the action, if any, which the Company or any of its Subsidiaries proposes to take with respect thereto; and

         (c) Furnish to Banks or the Agent, upon request, such additional information concerning any of its Plans as may be reasonably requested.

         Section 8.09.  Payment.  The Company will pay all sums
due under this Agreement according to the terms hereof and any Note or Notes evidencing the same.

         Section 8.10. Notice of Event of Default. The Company will immediately give notice to the Agent and Banks of any Event of Default or any event which with notice or lapse of time or both would become such an Event of Default.

         Section 8.11. Corporate Existence. The Company will maintain and will cause each Subsidiary to maintain its corporate existence and good standing in the jurisdiction of its incorporation, and the Company will qualify and will cause each Subsidiary to qualify and remain qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or its ownership of property makes such qualification necessary and where failure to qualify would have a Materially Adverse Effect.

         Section 8.12. Compliance with Laws, Etc. The Company will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable federal, state, and local laws, rules, regulations and orders, including, without limitation, all federal, state and local laws, rules, regulations and orders relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes, and all federal, state and local law, rules, regulations and orders relating to franchising activities.

         Section 8.13.  Additional Guarantors.   Promptly after
any Person which is not a Subsidiary as of the Closing Date becomes a Subsidiary of the Company, the Company shall cause such Person to execute and deliver to the Agent a Supplement to the Guaranty Agreement, in the form of Exhibit 1 to the Guaranty Agreement, together with related corporate authorization documents, organizational documents, secretary's certificates and opinions, all in form and substance satisfactory to the Agent and the Required Banks.

         Section 8.14.  Notices.  The Company shall immediately
give each Bank notice of any notice filing under Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or notice of the occurrence of any Change in Control.


                                ARTICLE IX

                            NEGATIVE COVENANTS

         The Company covenants and agrees that, so long as any of the Revolving Credit Commitments of any Bank, or the Cash Management Commitment of the Cash Management Lender, shall remain available or any Revolving Credit Loans, Term Loans or Cash Managements Loans are outstanding, and until the full and final payment of all indebtedness incurred hereunder and unless otherwise consented to in writing by the Required Banks:

         Section 9.01.  Liens.  The Company will not and will
not permit any of its Subsidiaries to create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

        (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings;

        (b) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

        (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary;

        (d) Liens on insurance policies owned by the Company on the lives of its officers securing policy loans obtained from the insurers under such policies, provided that (A) the aggregate amount borrowed on each policy shall not exceed the loan value thereof, and (B) the Company shall not incur any liability to repay any such loan;

        (e) Liens on real property or equipment acquired by the Company to secure (i) all or any portion of the purchase price thereof or the financing of the purchase price thereof, provided that the aggregate principal amount of equipment loans secured by such Liens shall be limited to $200,000 in aggregate or (ii) the costs of improvements being constructed thereon or on real property leased by the Company for use by the Company as stores or warehouses or as a part thereof or the financing of such costs;

        (f)   Liens existing on the date hereof as set forth on
    Schedule 9.01 attached hereto and incorporated herein;

        (g) easements, rights of way, restrictive covenants and similar encumbrances on or exceptions to title to real property which do not materially and adversely affect the value or the utility of the real property involved;

        (h) Liens on the Company's accounts receivable created pursuant to the Factoring Agreement, provided that the amount of such accounts receivable does not exceed
    $4,000,000 at any one time; and

        (i) Liens assigned and granted by the Company to Trust Company Bank in any existing or hereafter created lien or security interest in favor of the Company in any property of any franchisee or franchisees that participate in the franchisee financing program permitted pursuant to Section 9.03(i) hereof, solely to the extent of any indebtedness owing by such franchisee to Trust Company Bank under such franchisee financing program.

         Section 9.02. Dividends. The Company will neither pay nor declare any dividend (other than a stock dividend payable solely in the common stock of the Company), or make any payment for the purchase, redemption or retirement of any shares of any class of its common stock, if (i) the aggregate of all such dividends and payments after April 1, 1991 exceeds an amount equal to the sum of (x) 25% of the Company's aggregate net income (and loss) after provisions for income taxes for the period from April 1, 1991 through the last calendar quarter preceding the date of any proposed dividend or payment plus (y) $3,000,000, or
(ii) the Company sustained a net loss in the calendar quarter preceding the date of such proposed dividend or payment, or (iii) if there has occurred and is continuing any Default or Event of Default.

              Section 9.03. Loans, Advances, Investments and Contingent Liabilities. The Company will not and will not permit any of its Subsidiaries to make or permit to remain outstanding any loan or advance to, or extend credit to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contributions to, any Person, except that the Company or any of its Subsidiaries may:

        (a) create, incur, assure or suffer to exist, debt evidenced by this Agreement and by the Notes;

        (b) suffer to exist unsecured current liabilities (not resulting from borrowing) incurred in the ordinary cause of business for current purposes and not represented by a promissory note or other evidence of indebtedness;

        (c) permit to remain outstanding loans or advances to or investments in any of its Subsidiaries existing on the date of this Agreement;

        (d) own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary, provided, however, written consent of the Banks, which any of them may withhold in their sole discretion, is required for purchases and acquisitions with (A) a cash purchase price greater than or equal to $5,000,000, or (B) a total purchase price (including cash, stock of the Company and any of its Subsidiaries and any other consideration) greater than or equal to $10,000,000;

        (e) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any of its Subsidiaries;

        (f) own, purchase or acquire (i) prime commercial paper and certificates of deposit in United States commercial banks (whose long-term debt is rated "A" or better by Moody's Investors Service or Standard and Poor's Corporation) (issued by banks having capital resources in excess of $50,000,000), in each case due within one year from the date of purchase and payable in the United States in dollars, direct obligations of the United States Government or any agency thereof, or obligations fully guaranteed as to principal and interest by the United States Government or any agency thereof, in each case maturing within one year from the date of creation of such obligation or (ii) up to an additional $500,000 of other securities or investments at any one time;

        (g) endorse negotiable instruments for collection in the ordinary course of business;

        (h) make or permit to remain outstanding loans or advances to officers, stockholders, employees and directors of the Company, provided that the aggregate principal amount of such loans and advances shall not exceed $350,000 at any time outstanding for the Company and all Subsidiaries, and further provided that no Subsidiary shall make any loan or advance to, or acquire any stock, obligations or securities of, the Company;

        (i) guarantee the indebtedness of obligations of certain franchise operators, provided such guarantees are
    (A) given by the Company in connection with such franchise operators' purchase of furniture financed through a third party lender, and (B) limited to $12,500,000 in aggregate outstanding principal amount at any one time for all franchise operators; and

        (j) incur indebtedness or contingent liability under the Factoring Agreement.

         Section 9.04.  Sale of Stock and Debt of Subsidiaries.
The Company will not sell or otherwise dispose of, or part with control of, any shares of stock or debt of any of its Subsidiaries of the Company without the prior written consent of the Required Banks.

         Section 9.05. Merger and Sale of Assets. The Company will not merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets or the assets of a Subsidiary, or assets which shall have contributed a substantial part of consolidated net earnings for any of the three fiscal years then most recently ended, to any Person, except that any of its Subsidiaries may merge with or liquidate into the Company (provided that the Company shall be the continuing or surviving corporation) or merge with any one or more other Subsidiaries, provided that immediately after giving effect to such merger or liquidation no Event of Default shall exist.

         Section 9.06.  Additional Negative Pledges.  The
Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any assets of the Company or any of its Subsidiaries, other than pursuant to (a)
Section 9.01, (b) the terms of any agreement, instrument or other document pursuant to which any debt permitted by Section 9.01(e) is incurred by the Company or any of its Subsidiaries, so long as such prohibition or restriction applies only to the property or asset being financed by such debt, (c) the terms of the Factoring Agreement and (d) any requirement of applicable law or any regulatory authority having jurisdiction over the Company or any of its Subsidiaries.


                                 ARTICLE X

                        EVENTS OF DEFAULT; REMEDIES

         Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

         Section 10.01. The Company defaults in the payment of any principal or interest payment on any Note or any other sum due hereunder in accordance with the terms thereof or otherwise as herein provided; or

         Section 10.02. The Company or any of its Subsidiaries defaults in any payment of principal of or interest on any other obligation for a material amount of money borrowed (or any material obligation under conditional sale or other title retention agreement or any material obligation secured by a purchase money mortgage or any material obligation under notes payable or drafts accepted representing extensions of credit) or defaults in the performance of any other agreement, term or condition contained in any agreement under which any such material obligation is created (or if any other default under any such agreement shall occur and be continuing) if the effect of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity (for purposes of this Section 10.02, an obligation shall be material if the amount owed thereunder exceeds $50,000); or

         Section 10.03. Any representation or warranty made by the Company herein or in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading in any material respect on the date as of which made; or

         Section 10.04.  The Company defaults in the performance
or observance of any covenant or agreement contained in Sections 8.04, 8.05, 8.07 or Article IX hereof; or

         Section 10.05. The Company defaults in the performance or observance of any other agreement, term or condition contained herein and such default shall continue for 30 days after the Company knows or has reason to know of any such default; or

         Section 10.06. The Company or any of its Subsidiaries makes an assignment for the benefit of creditors or fails to pay its debts generally as they become due; or

         Section 10.07. Any order, judgment or decree is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "Bankruptcy Law") of any jurisdiction adjudicating the Company or any of its Subsidiaries bankrupt or insolvent; or

         Section 10.08. The Company or any of its Subsidiaries petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian or liquidator or similar official of the Company or any of its Subsidiaries, or of any substantial part of the assets of the Company or any of its Subsidiaries, or commences any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any of its Subsidiaries under the Bankruptcy Law of any jurisdiction, whether now or hereafter in effect; or

         Section 10.09. Any such petition or application is filed, or any such proceedings are commenced, against the Company or any of its Subsidiaries and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order for relief is entered in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order judgment, or decree remains unstayed and in effect for more than 60 days; or

         Section 10.10. Any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

         Section 10.11. Any order, judgment or decree is entered in any proceedings against the Company or any of its Subsidiaries decreeing a split-up of the Company or such Subsidiary which requires the divestiture of a substantial part, or the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of consolidated net earnings for any of the three fiscal years most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

         Section 10.12. Any Reportable Event shall have occurred, or any finding or determination shall be made with respect to a Plan under Section 4041(c) or (e) of ERISA, or any fact or circumstance shall occur with respect to a Plan which, in the opinion of Banks, provides grounds for the commencement of any proceeding under Section 4042 of ERISA, or any proceeding shall be commenced with respect to a Plan under Section 4042 of ERISA; or

         Section 10.13.  Any Event of Default under the Guaranty
Agreement shall have occurred and be continuing;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, (A) the Agent may, and upon the written or telex request of the Required Banks, shall, by written notice to the Company, take any or all of the follow-

ing actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against the Company or any other Credit Party: (i) declare all Revolving Credit Commitments terminated, whereupon the Revolving Credit Commitments of each Bank shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest on the Revolving Credit Loans and Term Loans, and all other Obligations (other than Obligations relating to Cash Management Loans) owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, that, if an Event of Default specified in Sections 10.06, 10.07, 10.08 or 10.09 above shall occur, the result which would occur upon the giving of written notice by the Agent to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice; and (iii) may exercise any other rights or remedies available under the Loan Documents, at law or in equity; and (B) the Cash Management Lender may, by written notice to the Company, take any or all of the following actions, without prejudice to its rights, or the rights of the Agent, any Bank or the holder of any Note, to enforce its claims against the Company or any other Credit Party: (i) declare the Cash Management Line of Credit Commitment terminated, whereupon the Cash Management Line of Credit Commitment shall terminate immediately; (ii) declare the principal of and any accrued interest on the Cash Management Loans, and all other Obligations relating to Cash Management Loans owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, that, if an Event of Default specified in Sections 10.06, 10.07, 10.08 or
10.09 above shall occur, the result which would occur upon the giving of written notice by the Cash Management Lender to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice; and
(iii) may exercise any other rights or remedies available under the Loan Documents, at law or in equity.


                                ARTICLE XI

                                 THE AGENT

         Section 11.01. Appointment of Agent. Each Bank hereby designates TCB as Agent to administer all matters concerning the Revolving Credit Loans and the Term Loans and to act as herein specified. Each Bank hereby irrevocably authorizes, and each holder of any Revolving Credit Note and Term Note by the ac-

ceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Loan Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through their agents or employees.

         Section 11.02. Authorization of Agent with Respect to the Guaranty Agreement. (a) Each Bank hereby authorizes the Agent to accept the Guaranty Agreement substantially in the form attached hereto, and to take all action contemplated thereby.
All rights and remedies under the Guaranty Agreement may be exercised by the Agent for the benefit of the Agent and the Banks and the other beneficiaries thereof upon the terms thereof. The Banks further agree that the Agent may assign its rights and obligations under the Guaranty Agreement to any affiliate of the Agent or to any trustee, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Guaranty Agreement) be entitled to all the rights of the Agent under and with respect to the Guaranty Agreement.

         (b) In each circumstance where, under any provision of the Guaranty Agreement, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Guaranty Agreement, the Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Banks; provided, however, that no such consent of the Required Banks shall be required with respect to any consent, determination or other matter that is, in the Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Banks is required, the Agent shall send to the Banks a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Bank within five (5) Business Days after such Bank's receipt of such notice, such Bank shall be deemed to have agreed to the course of action proposed by the Agent.

         Section 11.03. Nature of Duties of Agent. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. None of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be ministerial and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein.

         Section 11.04.  Lack of Reliance on the Agent.

         (a) Independently and without reliance upon the Agent, each Bank to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

         (b) The Agent shall not be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreement or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or con-

ditions of this Agreement, the Notes, the Guaranty Agreement or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default.

         Section 11.05.  Certain Rights of the Agent.  If the
Agent shall request instructions from the Required Banks with re-

spect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks; provided, however, that the Agent shall not be required to act or not act in accordance with any instructions of the Banks if to do so would expose the Agent to personal liability or would be contrary to any Loan Document or to applicable law.

         Section 11.06. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including in-house legal counsel and counsel for any Credit Party), in-house accountants, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 11.07.  Indemnification of Agent.  To the ex-

tent the Agent is not reimbursed and indemnified by the Credit Parties for amounts advanced with respect to the Revolving Credit Commitments and the Term Loans, each Bank will reimburse and indemnify the Agent, ratably according to the respective amounts of the outstanding Revolving Credit Loans and Term Loans (or if no amounts are outstanding, ratably in accordance with the Revolving Credit Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         Section 11.08. The Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights, obligations and powers hereunder as any other Bank or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Banks", "Required Banks", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Companies, its Subsidiaries or any of their affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company and its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

         Section 11.09. Holders of Notes. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         Section 11.10.  Successor Agent.

         (a) The Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with or without cause by Banks holding at least 51% of
(i) the amount of the outstanding Revolving Credit Commitments plus (ii) the principal amount of all Revolving Credit Loans and Term Loans for any Bank whose Revolving Credit Commitment has been terminated (the "Agent Appointment Banks"); provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Agent Appointment Banks shall have the right to appoint a successor Agent subject to the Company's prior written approval. If no successor Agent shall have been so appointed by the Agent Appointment Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Agent Appointment Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent subject to the Company's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000. In the event that the Agent is no longer a Bank hereunder with respect to the Revolving Credit Commitments or Term Loans, the Agent shall promptly resign as Agent.

         (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.



                                ARTICLE XII

                               MISCELLANEOUS

         Section 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify by notice to the Agent and the Company. Each such notice, request or other communication shall be effective if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

         Section 12.02.  Amendments, Etc.  No amendment or
waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Banks do any of the following: (i) waive any of the conditions specified in Section 6.01 or 6.02, (ii) increase the Revolving Credit Commitments or other contractual obligations to the Company under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder,
(iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder,
(v) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Banks which shall be required for the Banks or any of them to take any action hereunder, (vi) agree to re-

lease any Guarantor from its obligations under any Guaranty Agreement, (vii) modify the definition of "Required Banks," or
(viii) modify this Section 12.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Loan Document.

         Section 12.03. No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, any Bank or any holder of a Note in exercising any right or remedy hereunder or under any other Loan Document, and no course of dealing between any Credit Party and the Agent, any Bank or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Loan Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Banks or the holder of any Note to any other or further action in any circumstances without notice or demand.

         Section 12.04.  Payment of Expenses, Etc.  The Company
shall:

        (i)   whether or not the transactions hereby
    contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agent and the Banks with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Loan Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in connection with the release of the Prior Liens (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Loan Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of both in-house and outside counsel), for any of the Banks;

       (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 5.07(b), pay and hold each of the Banks harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Loan Documents, or any payments due thereunder, and save each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

      (iii) indemnify the Agent and each Bank and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Loan Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, the Company shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct.

If and to the extent that the obligations of the Company under this Section 12.04 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         Section 12.05.  Right of Setoff.  In addition to and
not in limitation of all rights of offset that any Bank or other holder of a Note may have under applicable law, each Bank or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Bank or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Loan Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Bank or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder.

         Section 12.06.  Benefit of Agreement.

         (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not assign or transfer any of its interest hereunder without the prior written consent of the Banks, and no Bank may assign or transfer any of its interest hereunder without the prior written consent of the Agent and the Company, except to any Affiliate of such Bank.

         (b) Any Bank may make, carry or transfer Loans at, to or for the account of, the office of an Affiliate of such Bank.

         Section 12.07. Notification of Event of Default. Upon its receiving notice thereof, each Bank shall promptly notify the other Banks and the Agent of the occurrence of an Event of Default or an "Event of Default" under the terms of the Guaranty Agreement or any other agreement, document or instrument required hereunder.

         Section 12.08.  Governing Law; Submission to
Jurisdiction.

         (a)  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN
ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT
TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF
GEORGIA.

         (b)  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO
THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA SITTING IN FULTON COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (c) Nothing herein shall affect the right of the Agent, any Bank, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

         Section 12.09.  Independent Nature of Banks' Rights.
The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

         Section 12.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         Section 12.11.  Effectiveness; Survival.

         (a) This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 12.01 or, in the case of the Banks, shall have given to the Agent written or telex notice (actually received) that the same has been signed and mailed to them.

         (b) The obligations of the Company under Sections 5.07(b), 5.10, 5.12, 5.13, 5.17 and 12.04 hereof shall survive the payment in full of the Notes after the later of the Revolving Credit Termination Date or the Term Loan Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Loan Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

         Section 12.12. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 12.13. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         Section 12.14. Change in Accounting Principles, Fiscal Year or Tax Laws. If (i) any preparation of the financial statements referred to in Section 8.01 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in the Company's fiscal quarter or fiscal year, or
(iii) there is a material change in federal tax laws which materially affects any of the ability of the Company and its Subsidiaries to comply with the financial covenants, standards or terms found in this Agreement, the Company and the Required Banks agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the de-

sired result that the criteria for evaluating any of the financial condition of the Companies shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         Section 12.15. Headings Descriptive; Entire Agreement. The headings of the several sections and subsections of this
Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Loan Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

         Section 12.16 Usury. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and the Company and the Banks agree that, should any provision of this Agreement or of the Notes, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to the Banks by the Company under this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and attested to by their duly authorized officers as of the date and year first above written.

                             COMPANY

Address for Notices:         AARON RENTS, INC.

1100 Aaron Building
309 East Paces Ferry Road
Atlanta, Georgia 30305       By:________________________________
Attn:  Gilbert L. Danielson     Name:___________________________
                                Title:__________________________

                                       [CORPORATE SEAL]


                             Attest:____________________________
                                Name:___________________________
                                Title:__________________________



                             AGENT:

Address for Notices:         TRUST COMPANY BANK, as Agent for
                             the
                                  Banks
Twenty Five Park Place
Atlanta, Georgia  30303
Attn:  Willem-Jan O. Hattink By:________________________________
                                Name:___________________________
                                Title:__________________________

Payment Office:

Twenty Five Park Place       By:________________________________
23rd Floor                      Name:___________________________
Atlanta, Georgia  30303         Title:__________________________

                               BANKS:

Address for Notices:           TRUST COMPANY BANK

Twenty Five Park Place
Atlanta, Georgia  30303
Attn:  Willem-Jan O. Hattink   By:________________________________
                                  Name:___________________________
                                  Title:__________________________

Payment Office:

Twenty Five Park Place         By:________________________________
23rd Floor                        Name:___________________________
Atlanta, Georgia  30303           Title:__________________________



REVOLVING CREDIT COMMITMENT:                                    $30,000,000.00

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:                                            40%



CASH MANAGEMENT LINE OF CREDIT:                                 $3,000,000

Address for Notices:           FIRST UNION NATIONAL BANK OF
GEORGIA

999 Peachtree Street
Suite 640, P.O. Box 740074
Atlanta, Georgia  30374        By:________________________________
Attn:  Michael Dunlap             Name:___________________________
                                  Title:__________________________

Payment Office:

999 Peachtree Street
Suite 640, P.O. Box 740074
Atlanta, Georgia  30374

REVOLVING CREDIT COMMITMENT:                                    $30,000,000.00

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:                                            40%

Address for Notices:           BANK OF AMERICA ILLINOIS

______________________
______________________
Attn:                          By:________________________________
                                  Name:___________________________
                                  Title:__________________________

Payment Office

______________________
______________________
Attn:

REVOLVING CREDIT COMMITMENT:                                    $15,000,000.00

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:                                            20%

                            GUARANTY AGREEMENT




THIS GUARANTY AGREEMENT
("Guaranty Agreement") dated as of January 6, 1995, by and among AARON INVESTMENT COMPANY, a Delaware corporation (the "Guarantor"), AARON ENTERPRISES, INC., a Georgia corporation and all other Subsidiaries of Aaron Rents, Inc., a Georgia corporation (the "Company"), now existing or hereafter created, for the benefit of TRUST COMPANY BANK, a Georgia banking corporation ("TCB"), FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association ("First Union") and Bank of America Illinois, an Illinois banking corporation ("Bank of America") (collectively, the "Banks" and individually, a "Bank"), and TRUST COMPANY BANK, as agent for the Banks (in such capacity, the "Agent");


                           W I T N E S S E T H:


                                    WHEREAS, the Company and the
Banks have entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of the date hereof (the "Loan Agreement"); capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement;

                                    WHEREAS, pursuant to the Loan
Agreement, the Banks have established a revolving credit in favor of the Company not to exceed $75,000,000 in aggregate principal at any one time outstanding, evidenced by three certain Revolving Credit Notes (each a "Revolving Credit Note"), two in the principal amount of $30,000,000, each dated as of the date hereof, executed by the Company in favor of each of TCB and First Union, and one in the principal amount of $15,000,000, dated as of the date hereof, executed by the Company in favor of Bank of America, all convertible into term loans evidenced by term notes at the option of the Banks (the "Term Notes");

                                     WHEREAS, Trust Company Bank
has established a cash management line of credit in favor of the Company not to exceed $3,000,000 in principal amount at any one time outstanding, evidenced by a certain Cash Management Line of Credit Note, dated as of the date hereof, executed by the Company in favor of Trust Company Bank (the Revolving Credit Notes, the Term Notes and the Cash Management Line of Credit Note are hereinafter collectively referred to as the "Notes");

                                   WHEREAS, the Company owns one
hundred percent (100%) of the issued and outstanding capital stock of the Guarantors, and although the Guarantors are separate legal entities, the making of the advances by the Banks to the Company and the other extensions of credit under the Loan Agreement provide a direct, beneficial, economic advantage to the Guarantors as a result of their relationship to the Company; and

                                   WHEREAS, it is a condition
precedent to the making of Revolving Credit Loans and Cash Management Loans under the Loan Agreement that the Guarantors execute this Guaranty Agreement, and the Guarantors wish to execute this Guaranty Agreement in satisfaction of said condition precedent;

                                   NOW, THEREFORE, in
consideration of the premises and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantors hereby agree as follows:


                                 ARTICLE I

                         Covenants and Agreements

Section 1.1.  The Guarantors
hereby jointly and severally, unconditionally and irrevocably guarantee to the Banks the full and prompt payment of all advances and interest thereon under each of the Notes, and all other amounts due and payable by the Company under the terms of the Loan Agreement, when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise; and agree to pay all reasonable expenses and charges (including court costs and actual and reasonable attorneys' fees of both in-house counsel and outside counsel) paid or incurred by the Agent or any Bank in realizing upon any of the payments hereby guaranteed or in enforcing this Guaranty Agreement. All payments by the Guarantors shall be paid in lawful money of the United States of America.

If the Company shall at any
time default in making any of the payments required to be made under the Loan Agreement as and when the same shall become due and payable such that there shall have occurred an "Event of Default" under the Loan Agreement, the Guarantors shall immediately make such payments or cause such payments to be made.

Each and every default in
payment of the advances and the interest thereon under each of the Notes shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. The obligations guaranteed by the Guarantors under this Section 1.1 are sometimes hereinafter collectively referred to as the "Guaranteed Obligations."

Section 1.2.  The Guarantors
additionally hereby jointly and severally, unconditionally and irrevocably guarantee the full and prompt performance by the Company of all of the other covenants and obligations on the part of the Company under the Loan Agreement. If the Company shall at any time default in the performance of any such other covenant or obligation contained in the Loan Agreement such that an "Event of Default" under the Loan Agreement shall have occurred, the Guarantors will immediately perform the same or cause the same to be performed.

Section 1.3.  The obligations
of the Guarantors under this Guaranty Agreement shall include the obligation to reimburse the Banks for any preferential payments received from the Company under or pursuant to the Loan Agreement or this Guaranty Agreement in the event that the Company becomes a debtor under the United States Bankruptcy Code and such payment has been determined by the court having jurisdiction over the matter to be a preferential payment. Notwithstanding anything in this Guaranty Agreement to the contrary, if a bankruptcy petition has been filed by or against the Company during any preferential period (as established by the United States Bankruptcy Court or other applicable law) and the Company has made payments to the Banks during said preferential period, this Guaranty Agreement shall not be terminated unless and until a final, nonappealable decision by a court of competent jurisdiction or other agreement has been entered or reached pursuant to which the Banks shall be entitled to retain all such moneys paid during such preferential period.

Section 1.4.  The obligations
of the Guarantors under this Guaranty Agreement shall be primary, absolute and unconditional and shall remain in full force and effect until the Guaranteed Obligations or any other liability guaranteed hereby shall have been paid or provided for, irrespective of the validity, regularity or enforceability of any of the Notes or the Loan Agreement and, until such payment, shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantors:

                               (a)  the compromise,
                               settlement, release or termination
                               of any or all of the obligations,
                               covenants or agreements of the
                               Banks under the Loan Agreement;

                               (b)  to the extent permitted
                               by law, the failure to give notice
                               to the Guarantors of the occurrence
                               of an Event of Default under the
                               terms and provisions of this
                               Guaranty Agreement or the
                               occurrence of an "Event of Default"
                               under the Loan Agreement;

                               (c)  the waiver of the
                               payment, performance or observance
                               by the Banks, the Company or any
                               Guarantor of any of the
                               obligations, covenants or
                               agreements of any of them contained
                               in the Loan Agreement or this
                               Guaranty Agreement (except to the
                               extent waived);

                               (d)  the extension of the time
                               for payment of any of the advances
                               or interest thereon under any of
                               the Notes or of the time for
                               performance of any other
                               obligations, covenants or
                               agreements arising out of the Loan
                               Agreement or this Guaranty
                               Agreement or the extension or the
                               renewal of any thereof;

                               (e)  the modification or
                               amendment (whether material or
                               otherwise) of any obligation,
                               covenant or agreement set forth in
                               the Loan Agreement;

                               (f)  the taking or the
                               omission of any of the actions
                               referred to in the Loan Agreement
                               or this Guaranty Agreement;

                               (g)  any failure, omission,
                               delay or lack on the part of the
                               Banks to enforce, assert or
                               exercise any right, power or remedy
                               conferred on the Banks in this
                               Guaranty Agreement or the Loan
                               Agreement;

                               (h)  the voluntary or
                               involuntary liquidation,
                               dissolution, marshalling of assets
                               and liabilities, receivership,
                               insolvency, bankruptcy, assignment
                               for the benefit of creditors,
                               reorganization, arrangement,
                               composition with creditors or
                               readjustment of, or other similar
                               proceedings affecting the
                               Guarantors or the Banks or any of
                               their assets, or any allegation or
                               contest of the validity of this
                               Guaranty Agreement in any such
                               proceeding or the sale or other
                               disposition of all or substantially
                               all the assets of the Banks or the
                               Guarantors; provided, however, that
                               this Guaranty Agreement shall
                               continue to be effective or be
                               reinstated, as the case may be, if,
                               at any time, payment, or any part
                               thereof, pursuant to Section 1.1
                               hereof, is rescinded or must
                               otherwise be restored or returned
                               by the Banks upon any of the events
                               listed in this Subsection (h) or
                               otherwise, as though such payment
                               has not been made;

                               (i)  to the extent permitted
                               by applicable law, the release or
                               discharge of the Guarantors from
                               the performance or observance of
                               any obligation, covenant or
                               agreement contained in this
                               Guaranty Agreement by operation of
                               law;

                               (j)  the default or failure of
                               the Guarantors to fully perform any
                               of the obligations thereof set
                               forth in this Guaranty Agreement;

                               (k)  the invalidity or
                               unenforceability of the Loan
                               Agreement or any of the Notes;

                               (l)  the release, surrender or
                               substitution, either with or
                               without consideration, of any
                               property, collateral or other
                               security of any kind or nature
                               whatsoever held by the Banks, or
                               held by any other Person on behalf
                               of or for the account of the Banks,
                               securing any obligation covered by
                               or under this Guaranty Agreement;

                               (m)  the lack of capacity or
                               authority on the part of the Banks,
                               the Company or the Guarantors to
                               perform their obligations under
                               this Guaranty Agreement, the Loan
                               Agreement or any of the Notes;

                               (n)  the creation or incurring
                               of any new or additional obligation
                               of the Banks, the Company or the
                               Guarantors under this Guaranty
                               Agreement or the Loan Agreement;

                               (o)  the breach of any duty on
                               the part of the Banks, the Company,
                               or any other Person to disclose to
                               the Guarantors any facts which such
                               Person may now or hereafter know
                               regardless of whether any such
                               Person has reason to believe that
                               any such facts materially increase
                               the risk beyond which the
                               Guarantors intends to assume, and
                               regardless of whether any such
                               Person has reason to believe that
                               such facts are unknown to the
                               Guarantors; or

                               (p)  the existence of any
                               defense based upon an election of
                               remedies by the Banks.

Section 1.5.  In the event of
a default in payment of the advances under any of the Notes when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, or in the event of a default in the payment of any interest on any of the Notes when and as the same shall become due, or in the event of a default in the payment of any other amount due under the Loan Agreement, and in each instance the expiration of any applicable cure period provided for in the Loan Agreement, the Agent, subject to the unanimous consent of the Banks, may proceed hereunder, and the Agent, in its sole discretion, shall have the right to proceed first and directly against any Guarantors, its successors and assigns, under this Guaranty Agreement without proceeding against the Company or any other Guarantor, or exhausting any other remedies which it may have and without resorting to any other security held by the Agent.

Section 1.6.  The Guarantors
hereby expressly waive notice in writing, or otherwise, from the Banks of their acceptance and reliance on this Guaranty Agreement. The Guarantors agree to pay all reasonable costs, expenses and fees, including all actual and reasonable attorneys' fees of both in-house counsel and outside counsel, which may be incurred by the Agent in enforcing or attempting to enforce this Guaranty Agreement following any default on the part of any Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

Section 1.7.  The Guarantors
hereby acknowledge that there may be future advances by the Banks to or for the benefit of the Company (although the Banks may be under no obligation to make such advances) and that the number and amount of the liabilities guaranteed hereby may fluctuate from time to time hereafter. Each Guarantor expressly agrees that its obligations hereunder shall remain absolute, primary and unconditional notwithstanding such future advances and fluctuations, if any, and agree that, in any event, this agreement is a continuing guaranty and shall remain in force at all times hereafter, whether there are any liabilities outstanding or not.

Section 1.8.  (a)  It is the
intent of the Guarantors, the Agent and the Banks that each Guarantor's maximum obligations hereunder shall be, but not in excess of:

           (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Banks) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

          (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Banks) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

         (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Banks) to be avoidable or unenforceable against the Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Banks) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

         (b) To the end set forth in Section 1.8(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which any Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Banks), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 1.8(b) is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor to be subject to avoidance under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 1.8 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.


                                ARTICLE II

                             Special Covenants

         Section 2.1.  Any notices served upon any Guarantor
shall be sent by registered or certified mail to such Guarantor at the address set forth below, or to such other address as may be furnished by such Guarantor to the Agent in writing.

         Section 2.2. Any rights that any Guarantor may have against the Company arising out of the Guaranty Agreement or out of the Loan Agreement or otherwise shall be subordinate to the rights of the Banks arising out of the Guaranty Agreement or the Loan Agreement, and no Guarantor shall exercise or assert any subrogation rights against the Company prior to payment in full of the Guaranteed Obligations so long as an Event of Default hereunder shall have occurred and is continuing.


                                ARTICLE III

                        Events of Default; Remedies

         Section 3.1.  The following shall be "Events of
Default" under this Guaranty Agreement:

         (1) the failure in any material respect of any Guarantor to abide by or perform its obligations under
    Section 4.7 hereof within any applicable grace period given the Company to perform a particular duty or obligation under the Loan Agreement;

         (2) the failure in any material respect of any Guarantor to abide by or perform any of the other covenants on the part of such Guarantor contained herein;

         (3) the discovery by the Agent that any statement, representation or warranty of any Guarantor contained herein is false, misleading or erroneous in any material respect;
    or

         (4) the occurrence and continuance of an "Event of Default" under the Loan Agreement.

         Section 3.2. If an Event of Default hereunder shall occur, the Agent, subject to the unanimous consent of the Banks, shall be entitled to exercise all remedies available against any Guarantor at law or in equity, including, but not limited to, the recovery of damages for the breach hereof or specific enforcement of this Guaranty Agreement, or both, and to recover from any Guarantor all costs and expenses of exercising such remedies hereunder, including actual and reasonable attorneys' fees and actual costs, whether or not the exercise of such remedies involved litigation. EACH GUARANTOR EXPRESSLY AGREES THAT THE PROPER VENUE FOR ANY ACTION WHICH MAY BE BROUGHT UNDER THIS GUARANTY AGREEMENT, IN ADDITION TO ANY OTHER VENUE PERMITTED BY LAW, SHALL BE IN THE STATE OF GEORGIA. EACH GUARANTOR FURTHER AGREES THAT ANY SUIT HEREUNDER MAY BE BROUGHT IN EITHER THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA OR THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA. SHOULD IT BECOME NECESSARY FOR THE AGENT TO INSTITUTE ANY ACTION UNDER THIS GUARANTY AGREEMENT, EACH GUARANTOR (i) DOES HEREBY SUBMIT ITSELF TO THE JURISDICTION OF ANY COURT SITTING IN THE STATE OF GEORGIA (AND ANY COURT OF APPEALS FROM ANY SUCH COURT) IN REGARD TO ANY DISPUTE ARISING UNDER THIS GUARANTY AGREEMENT; AND (ii) AGREES THAT ENTRY OF ANY FINAL AND NONAPPEALABLE JUDGMENT BY ANY SUCH COURT AND ARISING UNDER THIS GUARANTY AGREEMENT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SHALL BE BINDING UPON AND SHALL BE ENTITLED TO THE FULL FAITH AND CREDIT OF THE COURT OF ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES SHOULD THE AGENT FIND IT NECESSARY TO ENFORCE SAID JUDGMENT IN ANY SUCH STATE, TERRITORY OR POSSESSION AGAINST SUCH GUARANTOR.


                                ARTICLE IV

                               Miscellaneous

         Section 4.1.  The obligations of each Guarantor
hereunder shall arise absolutely and unconditionally when this Guaranty Agreement is executed and delivered to the Banks.

         Section 4.2. No remedy herein conferred upon or reserved to the Agent is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty Agreement, or now, or hereafter, existing at law, or in equity, or by statute. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. No delay or omission to exercise any right or power accruing upon any default, omission or failure or performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time as often as may be deemed expedient. In order to entitle the Agent to exercise any remedy reserved to it in this Guaranty Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto, duly authorized by this Guaranty Agreement.

         Section 4.3. This Guaranty Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 4.4. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Guaranty Agreement contained shall not affect the validity or enforceability of the remaining portions of this Guaranty
Agreement or any part thereof.

         Section 4.5.  Where this Guaranty Agreement provides
for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice shall be given in the manner provided for in Section 2.1 hereof.

         Section 4.6. Each Guarantor hereby agrees to indemnify and defend the Banks and the Agent and hold them harmless from and against any and all claims, losses, liabilities or damages (other than such as result from gross negligence or willful misconduct) in any way growing out of or resulting from this Guaranty Agreement, including, without limitation, the enforcement of this Guaranty Agreement.

         Section 4.7.  Each Guarantor accepts the terms and
provisions of the Loan Agreement and agrees to perform all duties and obligations, express or implied, of the Company thereunder in the event the Company shall fail to perform any thereof.

         Section 4.8. Upon execution and delivery by any Subsidiary of the Company of an instrument in the form of
Exhibit 1, such Subsidiary of the Company shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an "Additional Guarantor") and its obligations hereunder shall be joint and several with the Guarantors that originally executed this Guaranty. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of the Guarantors hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guaranty.

IN WITNESS WHEREOF, the Guarantors and the Agent have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

GUARANTORS:

Address for Notices: AARON INVESTMENT COMPANY
                     c/o Mellon Bank Delaware
                     10th and Market Street
Second Floor                      By:
Wilmington Delaware 19801         Title:

                                  [CORPORATE SEAL]


Address for Notices: AARON ENTERPRISES, INC.
                     c/o Mellon Bank Delaware
                     10th and Market Street
                     Second Floor                 By:
                     Wilmington Delaware 19801    Title:


                     [CORPORATE SEAL]

                     AGENT:
                           TRUST COMPANY BANK
                           By:
                           Title:

                           By:
                           Title:


SECTION 12 OF THE
FOREGOING GUARANTY
ACKNOWLEDGED AND
AGREED TO:


AARON RENTS, INC.


   By:
   Title:

                                SUPPLEMENT
                                    TO
                            GUARANTY AGREEMENT


         THIS SUPPLEMENT TO GUARANTY AGREEMENT (this "Supplement to Guaranty Agreement"), dated as of ___________, 199_, made by ______________________, a ________ corporation (the "Additional
Guarantor"), for the benefit of TRUST COMPANY BANK, a Georgia banking corporation (the "TCB"), FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association and BANK OF AMERICA ILLINOIS, an Illinois banking corporation (collectively, the "Banks" and individually, a "Bank"), and TCB as agent for the Banks (in such capacity, the "Agent");


                           W I T N E S S E T H:


         WHEREAS, Aaron Rents, Inc., a Georgia corporation (the
"Company"), the Banks and the Agent have entered into that certain Second Amended and Restated Revolving Credit and Term
Loan Agreement dated as of January 6, 1995 (as amended, restated, supplemented or otherwise modified from time to time, and including all schedules and exhibits thereto, the "Loan
Agreement");

         WHEREAS, certain Subsidiaries (the "Subsidiary Guarantors") of the Company have executed and delivered a Guaranty Agreement dated as of January 6, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty") pursuant to which the Subsidiary Guarantors have agreed to guarantee all of the obligations of the Company under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement);

         WHEREAS, the Company owns, directly or indirectly, all or a majority of the issued and outstanding capital stock of the Additional Guarantor, and although the Additional Guarantor is separate legal entity, the making of the advances by the Banks to the Company under the Notes (as defined in the Guaranty) and the other extensions of credit under the Loan Agreement provide a direct, beneficial, economic advantage to the Additional Guarantor as a result of its relationship to the Company; and

         WHEREAS, it is a condition subsequent to the Banks' obligation to make loans to the Company under the Loan Agreement that the Additional Guarantor execute and deliver to the Agent this Supplement to Guaranty Agreement, and the Additional Guarantor desires to execute and deliver this Supplement to Guaranty Agreement to satisfy such condition subsequent;

         NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make the loans to the Company under the Loan Agreement, the Additional Guarantor hereby agrees as follows:

         1. Defined Terms. Capitalized terms not otherwise defined herein which are used in the Guaranty are used herein with the meanings specified for such terms in the Guaranty.

         2. Additional Guarantor. The Additional Guarantor agrees that it shall be and become a Guarantor for all purposes of the Guaranty and shall be fully liable, jointly and severally with the Subsidiary Guarantors thereunder to the Agent and the Banks to the same extent and with the same effect as though the Additional Guarantor had been a Guarantor executing and delivering the Guaranty. Without limiting the foregoing, the Additional Guarantor hereby jointly and severally (with respect to the guaranties made by the Subsidiary Guarantors under the Guaranty), irrevocably and unconditionally, guarantees the full and prompt payment of all advances and interest thereon under each of the Notes, and all other amounts due and payable by the Company under the terms of the Loan Agreement, when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise; and agrees to pay all reasonable expenses and charges (including court costs and actual and reasonable attorneys' fees) paid or incurred by the Agent and or any the Bank in realizing upon any of the payments hereby guaranteed or in enforcing the Guaranty (as supplemented hereby), subject, however, to the limitations expressly provided in
Section 1.8 of the Guaranty. All references in the Guaranty to the "Guarantors" shall be deemed to include and to refer to the Additional Guarantor.

         3.   Governing Law; Submission to Jurisdiction.

         (a) THIS SUPPLEMENT TO GUARANTY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

         (b)  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO
THIS SUPPLEMENT TO GUARANTY AGREEMENT RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS SUPPLEMENT TO GUARANTY AGREEMENT, THE ADDITIONAL GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE AGENT OR OTHER GUARANTEED PARTIES WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ADDITIONAL GUARANTOR IN ANY OTHER JURISDICTION.

         IN WITNESS WHEREOF, the Additional Guarantor has caused this Supplement to Guaranty to be duly executed and delivered under seal by its duly authorized officers as of the date first above written.

Address for Notices:         ADDITIONAL GUARANTOR:

                             __________________________


                             By:
                             Title:


                             Attest:
                             Title:

                                            [CORPORATE SEAL]

                       FORM OF REVOLVING CREDIT NOTE




$__________                                     ________ __,
19__
                                                 Atlanta,
Georgia


         FOR VALUE RECEIVED, the undersigned, AARON RENTS, INC., a Georgia corporation (the "Company"), promises to pay to the order of __________________ (the "Bank") at its office at
                                                              ,
or at such other place as the holder hereof shall designate to the Company in writing, in immediately available funds in lawful money of the United States of America, on the sooner of (i) the Revolving Credit Termination Date (as defined in the Loan Agreement referenced below), (ii) the Conversion Date (as defined in the Loan Agreement referenced below) and (iii) acceleration of the indebtedness evidenced by this Note as hereinafter provided, the lesser of the principal sum of ______________ Dollars ($__________) or so much thereof as shall have been advanced thereunder in accordance with that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of the January 6, 1995, among the Company, Trust Company Bank, a Georgia banking corporation ("TCB"), First Union National Bank of Georgia, a national banking association ("First Union"), Bank of America Illinois, an Illinois banking corporation ("Bank of America"), and TCB as agent for itself, Bank of America and First Union (as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), and not theretofore repaid, as shown on the grid schedule attached hereto (the "Grid Schedule").

         In addition to principal, the Company agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of disbursement until paid in full at such rates of interest per annum and upon such dates as set forth in
Section 5.03 of the Loan Agreement, computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to the Bank at the address set forth above in the first paragraph of this Note or at such other place as the holder hereof may designate by notice in writing to the Company.

         This Revolving Credit Note ("Note") evidences Revolving Credit Loans made by the Bank to the Company pursuant to the terms and conditions of the Loan Agreement to which reference is hereby made for a full and complete description of such terms and conditions. All capitalized terms used in this Note shall have the same meanings as set forth in the Loan Agreement.

         The Bank shall at all times have a right of set-off against any deposit balances of Company in the possession of the Bank and the Bank may apply the same against payment of this Note in accordance with the Loan Agreement. The payment of any indebtedness evidenced by this Note prior to the Revolving Credit Termination Date or the Conversion Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Company. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Company all costs of collection, including, without limitation, actual and reasonable attorneys' fees if collected by or through an attorney-at-law.

Company acknowledges that the actual crediting of the amount of any disbursement under the Loan Agreement to an account of Company or recording such amount in the Grid Schedule shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such advance was made and borrowed under the Loan Agreement. Such account records or Grid Schedule shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record on the Grid Schedule or in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Loan Agreement.

Upon the existence and during the continuation of an Event of Default as defined in the Loan Agreement, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Loan Agreement.

Prepayment of this Note in part or in whole is permitted subject to the conditions set forth in Section 5.06 of the Loan Agreement.

Failure or forbearance of the Bank to exercise any right hereunder, or otherwise granted by the Loan Agreement or by law, shall not affect or release the liability of the Company hereunder, and shall not constitute a waiver of such right unless so stated by the Bank in writing. THIS NOTE IS EXECUTED AND DELIVERED PURSUANT TO, AND ITS PERFORMANCE, INTERPRETATION AND ENFORCEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, THE LAWS OF THE STATE OF GEORGIA.

TIME IS OF THE ESSENCE HEREUNDER.  PRESENTMENT, PROTEST
AND NOTICE OF DISHONOR ARE HEREBY WAIVED.

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name and attested to by its authorized officers, and its corporate seal to be hereunto affixed, all on the date first above written.
AARON RENTS, INC.


By:____________________________

Name:_______________________

Title:______________________



Attest:_______________________

Name:_______________________

Title:______________________

    [CORPORATE SEAL]


                       Revolving Credit Note (cont'd)


                    ADVANCES AND PAYMENTS OF PRINCIPAL


                                                 Last Day of
         Amount                   Amount of      Applicable
         of        Interest       Principal      Interest       Notation
Date     Advance     Rate         Prepaid        Period         Made By



                    FORM OF CASH MANAGEMENT LINE OF CREDIT NOTE




$__________                                       January 6, 1995
                                                 Atlanta, Georgia


         FOR VALUE RECEIVED, the undersigned, AARON RENTS, INC., a Georgia corporation (the "Company"), promises to pay to the order of __________________ (the "Bank") at its office at
                                    , or at such other place as the holder
hereof shall designate to the Company in writing, in immediately available funds in lawful money of the United States of America, on the earlier of (i) the Cash Management Loan Termination Date and (ii) acceleration of the indebtedness evidenced by this Note as hereinafter provided, the lesser of the principal sum of Three Million and No/100 Dollars ($3,000,000) or so much thereof as shall have been advanced thereunder in accordance with that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 6, 1995, among the Company, the Bank, First Union National Bank of Georgia, a national banking association ("First Union"), Bank of America Illinois, an Illinois banking corporation ("Bank of America"), and the Bank as agent for itself, Bank of America and First Union (as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), and not theretofore repaid, as shown on the grid schedule attached hereto (the "Grid Schedule").

         In addition to principal, the Company agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of disbursement until paid in full at such rates of interest per annum and upon such dates as set forth in Section 5.03 of the Loan Agreement, computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to the Bank at the address set forth above in the first paragraph of this Note or at such other place as the holder hereof may designate by notice in writing to the Company.

         This Cash Management Line of Credit Note ("Note") evidences the
Cash Management Loans made by the Bank to the Company pursuant to the terms and conditions of the Loan Agreement to which reference is hereby made for a full and complete description of such terms and conditions. All capitalized terms used in this Note shall have the same meanings as set forth in the Loan Agreement.

         The Bank shall at all times have a right of set-off against any deposit balances of Company in the possession of the Bank and the Bank may apply the same against payment of this Note in accordance with the Loan Agreement. The payment of any indebtedness evidenced by this Note prior to the Cash Management Loan Termination Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Company. In the event the indebtedness evidenced by this
Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Company all costs of collection, including, without limitation, actual and reasonable attorneys' fees if collected by or through an attorney-at-law.

Company acknowledges that the actual crediting of the amount of any disbursement under the Loan Agreement to an account of Company or recording such amount in the Grid Schedule shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such advance was made and borrowed under the Loan Agreement. Such account records or Grid Schedule shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record on the Grid Schedule or in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Loan Agreement.

Upon the existence and during the continuation of an Event of Default as defined in the Loan Agreement, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Loan Agreement.

Prepayment of this Note in part or in whole is permitted subject to the conditions set forth in Section 5.06 of the Loan Agreement.

Failure or forbearance of the Bank to exercise any right hereunder, or otherwise granted by the Loan Agreement or by law, shall not affect or release the liability of the Company hereunder, and shall not constitute a waiver of such right unless so stated by the Bank in writing. THIS NOTE IS EXECUTED AND DELIVERED PURSUANT TO, AND ITS PERFORMANCE, INTERPRETATION AND ENFORCEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, THE LAWS OF THE STATE OF GEORGIA.

TIME IS OF THE ESSENCE HEREUNDER. PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED.

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name and attested to by its authorized officers, and its corporate seal to be hereunto affixed, all on the date first above written.

AARON RENTS, INC.



   By:____________________________
 Name:_______________________
Title:______________________



Attest:________________________
  Name:_______________________
 Title:______________________

 [CORPORATE SEAL]

                Cash Management Line of Credit Note (cont'd)


                    ADVANCES AND PAYMENTS OF PRINCIPAL


                                                      Last Day of
              Amount                   Amount of      Applicable
              of        Interest       Principal      Interest       Notation
Date          Advance     Rate         Prepaid        Period         Made By

                    CASH MANAGEMENT LINE OF CREDIT NOTE




$3,000,000.00                                    January 6, 1995
                                                      Atlanta, Georgia


           FOR VALUE RECEIVED, the undersigned, AARON RENTS, INC., a Georgia corporation (the "Company"), promises to pay to the order of TRUST COMPANY BANK (the "Bank") at its office at 25 Park Place, Atlanta, Georgia 30303, or at such other place as the holder hereof shall designate to the Company in writing, in immediately available funds in lawful money of the United States of America, on the earlier of (i) the Cash Management Loan Termination Date and (ii) acceleration of the indebtedness evidenced by this Note as hereinafter provided, the lesser of the principal sum of Three Million and No/100 Dollars ($3,000,000) or so much thereof as shall have been advanced thereunder in accordance with that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 6, 1995, among the Company, the Bank, First Union National Bank of Georgia, a national banking association ("First Union"), Bank of America Illinois, an Illinois banking corporation ("Bank of America"), and the Bank as agent for itself, Bank of America and First Union (as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), and not theretofore repaid, as shown on the grid schedule attached hereto (the "Grid Schedule").

        In addition to principal, the Company agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of disbursement until paid in full at such rates of interest per annum and upon such dates as set forth in Section 5.03 of the Loan Agreement, computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to the Bank at the address set forth above in the first paragraph of this Note or at such other place as the holder hereof may designate by notice in writing to the Company.

       This Cash Management Line of Credit Note ("Note") evidences the
Cash Management Loans made by the Bank to the Company pursuant to the terms and conditions of the Loan Agreement to which reference is hereby made for a full and complete description of such terms and conditions. All capitalized terms used in this Note shall have the same meanings as set forth in the Loan Agreement.

           The Bank shall at all times have a right of set-off against any deposit balances of Company in the possession of the Bank and the Bank may apply the same against payment of this Note in accordance with the Loan Agreement. The payment of any indebtedness evidenced by this Note prior to the Cash Management Loan Termination Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Company. In the event the indebtedness evidenced by this
Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Company all costs of collection, including, without limitation, actual and reasonable attorneys' fees if collected by or through an attorney-at-law.

        Company acknowledges that the actual crediting of the amount of any disbursement under the Loan Agreement to an account of Company or recording such amount in the Grid Schedule shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such advance was made and borrowed under the Loan Agreement. Such account records or Grid Schedule shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record on the Grid Schedule or in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Loan Agreement.

          Upon the existence and during the continuation of an Event of Default as defined in the Loan Agreement, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Loan Agreement.

Prepayment of this Note in part or in whole is permitted subject to the conditions set forth in Section 5.06 of the Loan Agreement.

      Failure or forbearance of the Bank to exercise any right hereunder, or otherwise granted by the Loan Agreement or by law, shall not affect or release the liability of the Company hereunder, and shall not constitute a waiver of such right unless so stated by the Bank in writing. THIS NOTE IS EXECUTED AND DELIVERED PURSUANT TO, AND ITS PERFORMANCE, INTERPRETATION AND ENFORCEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, THE LAWS OF THE STATE OF GEORGIA.

TIME IS OF THE ESSENCE HEREUNDER. PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED.

      IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name and attested to by its authorized officers, and its corporate seal to be hereunto affixed, all on the date first above written.

                                    AARON RENTS, INC.


                                By:____________________________
                              Name:_______________________
                             Title:______________________


                            Attest:________________________
                              Name:_______________________
                             Title:______________________

                             [CORPORATE SEAL]

               Cash Management Line of Credit Note (cont'd)


                    ADVANCES AND PAYMENTS OF PRINCIPAL


                                                      Last Day of
              Amount                   Amount of      Applicable
              of        Interest       Principal      Interest       Notation
Date          Advance     Rate         Prepaid        Period         Made By

                           REVOLVING CREDIT NOTE




$15,000,000.00                                         January 6, 1995
                                                      Atlanta, Georgia


              FOR VALUE RECEIVED, the undersigned, AARON RENTS, INC., a Georgia corporation (the "Company"), promises to pay to the order of BANK OF AMERICA ILLINOIS (the "Bank") at its office at 231 South LaSalle Street - 944,
Chicago, Illinois 60697, or at such other place as the holder hereof shall designate to the Company in writing, in immediately available funds in lawful money of the United States of America, on the sooner of (i) the Revolving Credit Termination Date (as defined in the Loan Agreement referenced below),
(ii) the Conversion Date (as defined in the Loan Agreement referenced below) and (iii) acceleration of the indebtedness evidenced by this Note as hereinafter provided, the lesser of the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00) or so much thereof as shall have been advanced thereunder in accordance with that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 6,
1995, among the Company, Trust Company Bank, a Georgia banking corporation ("TCB"), First Union National Bank of Georgia, a national banking association ("First Union"), Bank of America Illinois, an Illinois banking corporation ("Bank of America"), and TCB as agent for itself, Bank of America and First Union (as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), and not theretofore repaid, as shown on the grid schedule attached hereto (the "Grid Schedule").

  In addition to principal, the Company agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of disbursement until paid in full at such rates of interest per annum and upon such dates as set forth in Section 5.03 of the Loan Agreement, computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to the Bank at the address set forth above in the first paragraph of this Note or at such other place as the holder hereof may designate by notice in writing to the Company.

              This Revolving Credit Note ("Note") evidences Revolving Credit Loans made by the Bank to the Company pursuant to the terms and conditions of the Loan Agreement to which reference is hereby made for a full and complete description of such terms and conditions. All capitalized terms used in this Note shall have the same meanings as set forth in the Loan Agreement.

              The Bank shall at all times have a right of set-off against any deposit balances of Company in the possession of the Bank and the Bank may apply the same against payment of this Note in accordance with the Loan Agreement. The payment of any indebtedness evidenced by this Note prior to the Revolving Credit Termination Date or the Conversion Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Company. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Company all costs of collection, including, without limitation, actual and reasonable attorneys' fees if collected by or through an attorney-at-law.

Company acknowledges that the actual crediting of the amount of any disbursement under the Loan Agreement to an account of Company or recording such amount in the Grid Schedule shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such advance was made and borrowed under the Loan Agreement. Such account records or Grid Schedule shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record on the Grid Schedule or in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Loan Agreement.

          Upon the existence and during the continuation of an Event of Default as defined in the Loan Agreement, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Loan Agreement.

Prepayment of this Note in part or in whole is permitted subject to the conditions set forth in Section 5.06 of the Loan Agreement.

       Failure or forbearance of the Bank to exercise any right hereunder, or otherwise granted by the Loan Agreement or by law, shall not affect or release the liability of the Company hereunder, and shall not constitute a waiver of such right unless so stated by the Bank in writing. THIS NOTE IS EXECUTED AND DELIVERED PURSUANT TO, AND ITS PERFORMANCE, INTERPRETATION AND ENFORCEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, THE LAWS OF THE STATE OF GEORGIA.

TIME IS OF THE ESSENCE HEREUNDER. PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED.

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name and attested to by its authorized officers, and its corporate seal to be hereunto affixed, all on the date first above written.

                                  AARON RENTS, INC.



                                By:____________________________
                              Name:_______________________
                             Title:______________________



                             Attest:________________________
                               Name:_______________________
                              Title:______________________

                              [CORPORATE SEAL]

                    ADVANCES AND PAYMENTS OF PRINCIPAL


                                                      Last Day of
              Amount                   Amount of      Applicable
              of        Interest       Principal      Interest       Notation
Date          Advance     Rate         Prepaid        Period         Made By

                           REVOLVING CREDIT NOTE




$30,000,000.00                                         January 6, 1995
                                                      Atlanta, Georgia


              FOR VALUE RECEIVED, the undersigned, AARON RENTS, INC., a Georgia corporation (the "Company"), promises to pay to the order of TRUST COMPANY
BANK (the "Bank") at its office at 25 Park Place, Atlanta, Georgia 30303, or at such other place as the holder hereof shall designate to the Company in writing, in immediately available funds in lawful money of the United States of America, on the sooner of (i) the Revolving Credit Termination Date (as defined in the Loan Agreement referenced below), (ii) the Conversion Date (as defined in the Loan Agreement referenced below) and (iii) acceleration of the indebtedness evidenced by this Note as hereinafter provided, the lesser of the principal sum of Thirty Million and No/100 Dollars ($30,000,000.00) or so much thereof as shall have been advanced thereunder in accordance with that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 6, 1995, among the Company, Trust Company Bank, a Georgia banking corporation ("TCB"), First Union National Bank of Georgia, a national banking association ("First Union"), Bank of America Illinois, an Illinois banking corporation ("Bank of America"), and TCB as agent for itself, Bank of America and First Union (as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), and not theretofore repaid, as shown on the grid schedule attached hereto (the "Grid Schedule").

         In addition to principal, the Company agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of disbursement until paid in full at such rates of interest per annum and upon such dates as set forth in Section 5.03 of the Loan Agreement, computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to the Bank at the address set forth above in the first paragraph of this Note or at such other place as the holder hereof may designate by notice in writing to the Company.

              This Revolving Credit Note ("Note") evidences Revolving Credit Loans made by the Bank to the Company pursuant to the terms and conditions of the Loan Agreement to which reference is hereby made for a full and complete description of such terms and conditions. All capitalized terms used in this Note shall have the same meanings as set forth in the Loan Agreement.

              The Bank shall at all times have a right of set-off against any deposit balances of Company in the possession of the Bank and the Bank may apply the same against payment of this Note in accordance with the Loan Agreement. The payment of any indebtedness evidenced by this Note prior to the Revolving Credit Termination Date or the Conversion Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Company. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Company all costs of collection, including, without limitation, actual and reasonable attorneys' fees if collected by or through an attorney-at-law.

        Company acknowledges that the actual crediting of the amount of any disbursement under the Loan Agreement to an account of Company or recording such amount in the Grid Schedule shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such advance was made and borrowed under the Loan Agreement. Such account records or Grid Schedule shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record on the Grid Schedule or in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Loan Agreement.

           Upon the existence and during the continuation of an Event of Default as defined in the Loan Agreement, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Loan Agreement.

Prepayment of this Note in part or in whole is permitted subject to the conditions set forth in Section 5.06 of the Loan Agreement.

       Failure or forbearance of the Bank to exercise any right hereunder, or otherwise granted by the Loan Agreement or by law, shall not affect or release the liability of the Company hereunder, and shall not constitute a waiver of such right unless so stated by the Bank in writing. THIS NOTE IS EXECUTED AND DELIVERED PURSUANT TO, AND ITS PERFORMANCE, INTERPRETATION AND ENFORCEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, THE LAWS OF THE STATE OF GEORGIA.

TIME IS OF THE ESSENCE HEREUNDER. PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED.

      IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name and attested to by its authorized officers, and its corporate seal to be hereunto affixed, all on the date first above written.

                                 AARON RENTS, INC.



                              By:____________________________
                            Name:_______________________
                           Title:______________________



                           Attest:________________________
                             Name:_______________________
                            Title:______________________

                             [CORPORATE SEAL]

                    ADVANCES AND PAYMENTS OF PRINCIPAL


                                                      Last Day of
              Amount                   Amount of      Applicable
              of        Interest       Principal      Interest       Notation
Date          Advance     Rate         Prepaid        Period         Made By

                           REVOLVING CREDIT NOTE




$30,000,000.00                                         January 6, 1995
                                                      Atlanta, Georgia


              FOR VALUE RECEIVED, the undersigned, AARON RENTS, INC., a Georgia corporation (the "Company"), promises to pay to the order of FIRST UNION NATIONAL BANK OF GEORGIA (the "Bank") at its office at 999 Peachtree Street, Atlanta, Georgia 30309, or at such other place as the holder hereof shall designate to the Company in writing, in immediately available funds in lawful money of the United States of America, on the sooner of (i) the Revolving Credit Termination Date (as defined in the Loan Agreement referenced below),
(ii) the Conversion Date (as defined in the Loan Agreement referenced below) and (iii) acceleration of the indebtedness evidenced by this Note as hereinafter provided, the lesser of the principal sum of Thirty Million and No/100 Dollars ($30,000,000.00) or so much thereof as shall have been advanced thereunder in accordance with that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 6,
1995, among the Company, Trust Company Bank, a Georgia banking corporation ("TCB"), First Union National Bank of Georgia, a national banking association ("First Union"), Bank of America Illinois, an Illinois banking corporation ("Bank of America"), and TCB as agent for itself, Bank of America and First Union (as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), and not theretofore repaid, as shown on the grid schedule attached hereto (the "Grid Schedule").

         In addition to principal, the Company agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of disbursement until paid in full at such rates of interest per annum and upon such dates as set forth in Section 5.03 of the Loan Agreement, computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to the Bank at the address set forth above in the first paragraph of this Note or at such other place as the holder hereof may designate by notice in writing to the Company.

              This Revolving Credit Note ("Note") evidences Revolving Credit Loans made by the Bank to the Company pursuant to the terms and conditions of the Loan Agreement to which reference is hereby made for a full and complete description of such terms and conditions. All capitalized terms used in this Note shall have the same meanings as set forth in the Loan Agreement.

              The Bank shall at all times have a right of set-off against any deposit balances of Company in the possession of the Bank and the Bank may apply the same against payment of this Note in accordance with the Loan Agreement. The payment of any indebtedness evidenced by this Note prior to the Revolving Credit Termination Date or the Conversion Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Company. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Company all costs of collection, including, without limitation, actual and reasonable attorneys' fees if collected by or through an attorney-at-law.

       Company acknowledges that the actual crediting of the amount of any disbursement under the Loan Agreement to an account of Company or recording such amount in the Grid Schedule shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such advance was made and borrowed under the Loan Agreement. Such account records or Grid Schedule shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record on the Grid Schedule or in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Loan Agreement.

           Upon the existence and during the continuation of an Event of Default as defined in the Loan Agreement, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Loan Agreement.

Prepayment of this Note in part or in whole is permitted subject to the conditions set forth in Section 5.06 of the Loan Agreement.

       Failure or forbearance of the Bank to exercise any right hereunder, or otherwise granted by the Loan Agreement or by law, shall not affect or release the liability of the Company hereunder, and shall not constitute a waiver of such right unless so stated by the Bank in writing. THIS NOTE IS EXECUTED AND DELIVERED PURSUANT TO, AND ITS PERFORMANCE, INTERPRETATION AND ENFORCEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, THE LAWS OF THE STATE OF GEORGIA.

TIME IS OF THE ESSENCE HEREUNDER. PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED.

      IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name and attested to by its authorized officers, and its corporate seal to be hereunto affixed, all on the date first above written.

                                       AARON RENTS, INC.


                                   By:____________________________
                                 Name:_______________________
                                Title:______________________



                                Attest:________________________
                                  Name:_______________________
                                 Title:______________________

                                  [CORPORATE SEAL]

                    ADVANCES AND PAYMENTS OF PRINCIPAL


                                                      Last Day of
              Amount                   Amount of      Applicable
              of        Interest       Principal      Interest       Notation
Date          Advance     Rate         Prepaid        Period         Made By